                                                        Exhibit (a)(1)(ii)

                     ACM MANAGED DOLLAR INCOME FUND, INC.

                          OFFER TO PURCHASE FOR CASH
                7,081,253 OF ITS ISSUED AND OUTSTANDING SHARES
                         AT NET ASSET VALUE PER SHARE

            THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT EASTERN TIME ON
                  JUNE 5, 1997, UNLESS THE OFFER IS EXTENDED.

To the Stockholders of ACM Managed Dollar Income Fund, Inc.:

  ACM Managed Dollar Income Fund, Inc., a non-diversified, closed-end management investment company incorporated in Maryland (the "Fund"), is offering to purchase 7,081,253 of its issued and outstanding shares of common stock, par value $.01 per share (the "Shares"), to fulfill an undertaking made in connection with the initial public offering of the Shares. See Section 2. The offer is for cash at a price equal to the net asset value ("NAV") per Share determined as of the close of the regular trading session of the New York Stock Exchange (the "NYSE") on the date after the date the offer expires, and is upon the terms and subject to the conditions set forth in this Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"). The Offer will expire at 12:00 Midnight Eastern Time on June 5, 1997, unless extended. The Shares are traded on the NYSE under the symbol "ADF." The NAV as of the close of the regular trading session of the NYSE on May 2, 1997 was $13.98 per Share. Information regarding the undertaking pursuant to which the Offer is being made, as well as information regarding possible future tender offers by the Fund, is set forth in Section 2. During the pendency of the Offer, current NAV quotations can be obtained from State Street Bank and Trust Company (the "Depositary"), by calling (800) 219-4218 between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time, Monday through Friday (except holidays).

          THIS OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE SECTION 3.

                                   IMPORTANT

  Stockholders who desire to tender their Shares should either: (1) properly complete and sign the Letter of Transmittal (or a copy or facsimile thereof), provide thereon the original of any required signature guarantee(s) and mail or deliver it together with the Shares (in proper certificated or uncertificated form), any other documents required by the Letter of Transmittal, and a check in the amount of $25.00 payable to State Street Bank and Trust Company (the "Processing Fee"), to the Depositary; or (2) request their broker, dealer, commercial bank, trust company or other nominee to effect the transaction on their behalf. Stockholders who desire to tender Shares registered in the name of such a firm must contact that firm to effect a tender on their behalf. Tendering Stockholders will not be obligated to pay brokerage commissions in connection with their tender of Shares, but they may be charged a fee by such a firm for processing the tender(s). The Fund reserves the absolute right to reject tenders determined not to be in appropriate form or not accompanied by the required $25.00 check.

  If you do not wish to tender your Shares, you need not take any action.

  NEITHER THE FUND NOR ITS BOARD OF DIRECTORS NOR ALLIANCE CAPITAL MANAGEMENT L.P. (THE "INVESTMENT ADVISER" TO THE FUND) MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE FUND, ITS BOARD OF DIRECTORS OR THE INVESTMENT ADVISER AS TO WHETHER STOCKHOLDERS SHOULD TENDER OR REFRAIN FROM TENDERING SHARES PURSUANT TO THE OFFER. IF MADE, ANY SUCH RECOMMENDATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, ITS BOARD OF DIRECTORS OR THE INVESTMENT ADVISER. STOCKHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL

INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISERS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SHARES.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN AS CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, ITS BOARD OF DIRECTORS OR THE INVESTMENT ADVISER.

  Questions and requests for assistance may be directed to the Depositary at the Depositary's mailing address and at the telephone number set forth below. Requests for additional copies of this Offer to Purchase, the Letter of Transmittal and any other tender offer documents may also be directed to the Depositary at that address or telephone number. Stockholders who do not own Shares directly may also obtain such information and copies from their broker, dealer, commercial bank, trust company or other nominee and are required to tender their Shares through that firm.

May 8, 1997
                                          ACM Managed Dollar Income Fund, Inc.
                                               1345 Avenue of the Americas
                                                New York, New York 10105

                STATE STREET BANK AND TRUST COMPANY, DEPOSITARY

                       TELEPHONE NUMBER: (800) 219-4218

       BY MAIL:              BY OVERNIGHT COURIER:              BY HAND:



State Street Bank and        State Street Bank and        Securities Transfer
    Trust Company                Trust Company                    and
      Corporate            Corporate Reorganization        Reporting Services
    Reorganization            70 Campanelli Drive                 Inc.
    P.O. Box 9061             Braintree, MA 02184        Boston EquiServe L.P.
   Boston, MA 02205                                            Corporate
                                                             Reorganization
                                                           55 Broadway, Third
                                                                 Floor
                                                           New York, NY 10006

                               TABLE OF CONTENTS

SECTION                                                                     PAGE
-------                                                                     ----
 1.Price; Number of Shares.................................................   4
 2.Purpose of the Offer; Plans or Proposals of the Fund....................   4
 3.Certain Conditions of the Offer.........................................   5
 4.Procedures for Tendering Shares.........................................   6
   a.Proper Tender of Shares...............................................   6
   b.Signature Guarantees and Method of Delivery...........................   6
   c.Dividend Reinvestment Plan............................................   7
   d.Book-Entry Delivery...................................................   7
   e.Guaranteed Delivery...................................................   8
   f.Determinations of Validity............................................   8
   g.United States Federal Income Tax Withholding..........................   9
 5.Withdrawal Rights.......................................................   9
 6.Payment for Shares......................................................  10
 7.Source and Amount of Funds..............................................  10
 8.Price Range of Shares; Dividends........................................  11
 9.Selected Financial Information..........................................  12
10.Interest of Certain Related Persons.....................................  14
11.Certain Effects of the Offer............................................  14
12.Certain Information about the Fund......................................  14
13.Additional Information..................................................  15
14.Certain United States Federal Income Tax Consequences...................  15
15.Amendments; Extension of Tender Period; Termination.....................  16
16.Miscellaneous...........................................................  17

Exhibit A: Audited Financial Statements of the Fund for the Fiscal Years ended
           September 30, 1996 and September 30, 1995, together with the consent of Ernst & Young, LLP, the independent auditors of the Fund.

  1. Price; Number of Shares. Upon the terms and subject to the conditions of the Offer, the Fund will accept for payment and purchase up to 7,081,253 of its issued and outstanding Shares that are properly tendered prior to 12:00 Midnight Eastern Time on June 5, 1997 (and not withdrawn in accordance with
Section 5). The Fund reserves the right to amend, extend or terminate the Offer. See Sections 3 and 15. The Fund will not be obligated to purchase Shares pursuant to the Offer under certain circumstances. See Section 3. The later of June 5, 1997 or the latest date to which the Offer is extended is hereinafter called the "Expiration Date." The purchase price of the Shares will be their NAV per Share determined as of the close of the regular trading session of the NYSE on the date after the Expiration Date. The Fund will not pay interest on the purchase price under any circumstances. The NAV as of the close of the regular trading session of the NYSE on May 2, 1997 was $13.98 per Share. During the pendency of the Offer, current NAV quotations can be obtained from the Depositary by calling (800) 219-4218 between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time, Monday through Friday (except holidays).

  The Offer is being made to all Stockholders and is not conditioned upon Stockholders tendering in the aggregate any minimum number of Shares. Pursuant to the Fund's Prospectus dated October 22, 1993 (the "Prospectus"), however, a Stockholder wishing to accept the Offer must tender, or cause the tender of all Shares actually owned by the Stockholder and all Shares constructively owned by the Stockholder as determined under Section 318 of the Internal Revenue Code of 1986, as amended (the "Code"), as of the date of purchase of Shares by the Fund pursuant to the Offer. See Section 14 concerning the tax consequences of tendering Shares.

  If more than 7,081,253 Shares are duly tendered pursuant to the Offer (and not withdrawn as provided in Section 5), the Fund will purchase Shares from tendering Stockholders, in accordance with the terms and conditions specified in the Offer, pro rata in accordance with the number of Shares duly tendered by each Stockholder (and not so withdrawn), unless the Fund determines not to purchase any Shares. See Section 3. If Shares duly tendered by or on behalf of a Stockholder include Shares held pursuant to the Fund's Dividend Reinvestment Plan, the proration will be applied first with respect to other Shares tendered and only thereafter, if and as necessary, with respect to Shares held pursuant to that Plan.

  On May 2, 1997, there were 28,325,009 Shares issued and outstanding, and there were approximately 24,400 holders of record of Shares. Certain of these holders of record were brokers, dealers, commercial banks, trust companies and other institutions that held Shares in nominee name on behalf of multiple beneficial owners.

  2. Purpose of the Offer; Plans or Proposals of the Fund. The purpose of the Offer is to fulfill an undertaking made in connection with the initial public offering of the Shares, as set forth in the Fund's Prospectus. In the Prospectus, the Fund indicated that, in recognition of the possibility that the Shares might trade at a discount to NAV, the Board of Directors (the "Board of Directors" or the "Board") had determined that it would be in the best interests of Stockholders to take action to attempt to reduce or eliminate a market value discount from NAV.

  To that end, in the Prospectus, the Fund undertook to conduct an annual tender offer for Shares during the second calendar quarter of 1997 and subsequent calendar years that the average of the closing prices of the Shares on the NYSE on the last trading day in each week (a "weekly valuation day") during a specified 12-week period (the "Measurement Period") reflects a discount of 3% or more from the average NAV per Share of the Fund as determined on the same days during the same Measurement Period. The Measurement Period is required to commence on a date designated by the Board no later than the end of the first calendar quarter of each year. On February 4, 1996, the Board fixed the Measurement Period for the Offer as the period beginning on February 10, 1997 and ending on May 2, 1997. The average trading price of the Shares on the weekly valuation days during the Measurement Period was $12.93 per Share, and the average NAV per Share on the same days was $13.85, reflecting an average discount of 6.6%. Accordingly, the Fund is conducting the Offer. Pursuant to the Prospectus, undertakings with respect to tender offers by the Fund in 1995 and 1996 were also in effect, but the conditions requiring such offers were not satisfied.

  In addition to tender offers pursuant to the undertaking, the Board considers from time to time more frequent tender offers for Shares and may consider other steps to reduce or eliminate the Fund's market value discount from NAV such as open market repurchases of Shares. There can be no assurance that the Board will authorize any such action. There can also be no assurance that the Offer, other Share tender offers, Share repurchases or other steps will result in the Shares trading at a price that approximates or is equal to their NAV. The market price of the Shares will, among other things, be determined by the relative demand for and supply of Shares in the market, the Fund's investment performance, the Fund's dividends and yield and investor perception of the Fund's overall attractiveness as an investment as compared with other investment alternatives. Nevertheless, the fact that the Shares are subject to the Offer or future tender offers may reduce the spread between market price and NAV that might otherwise exist.

  Except as set forth above, as referred to in Section 7, or in connection with the operation of the Fund's Dividend Reinvestment Plan, the Fund does not have any present plans or proposals that relate to or would result in (a) the acquisition by any person of additional securities of the Fund or the disposition of securities of the Fund; (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the Fund; (c) other than in connection with liquidating assets in the ordinary course of the Fund's operations and for purposes of funding the Offer, a sale or transfer of a material amount of assets of the Fund; (d) any change in the composition of the Board or in the management of the Fund, including, but not limited to, any plans or proposals to change the number or the term of members of the Board, to fill any existing vacancy on the Board or to change any material term of the employment contract of any executive officer; (e) any material change in the Fund's present dividend rate or policy, or indebtedness or capitalization of the Fund; (f) any other material change in the Fund's corporate structure or business, including any plans or proposals to make any changes in the Fund's investment policy for which a vote would be required by
Section 13 of the Investment Company Act of 1940, as amended (the "1940 Act");
(g) changes in the Fund's articles of incorporation, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Fund by any person; (h) causing a class of equity security of the Fund to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association; (i) a class of equity security of the Fund becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or
(j) the suspension of the Fund's obligation to file reports pursuant to
Section 15(d) of the Exchange Act.

  3. Certain Conditions of the Offer. Notwithstanding any other provision of the Offer or the Prospectus, the announced policy of the Board, which may be changed by the Board, is that the Fund cannot accept tenders if (a) such tenders if consummated, would (i) result in the delisting of the Shares from the NYSE (the NYSE having advised the Fund that it would consider delisting if the aggregate market value of the outstanding Shares is less than $5,000,000, the number of publicly held Shares falls below 600,000 or the number of holders of 100 Shares or more falls below 1,200), (ii) impair the Fund's status as a regulated investment company under the Code (which would make the Fund a taxable entity, causing the Fund's income to be taxed at the Fund level in addition to the taxation of Stockholders who receive dividends from the
Fund), or (iii) result in a failure to comply with applicable asset coverage requirements in the event any senior securities (i.e., short-term debt securities or preferred stock) are issued and outstanding (there being such debt at the date hereof); (b) the amount of Shares tendered would require liquidation of such a substantial portion of the Fund's portfolio securities that the Fund would not be able to liquidate portfolio securities in an orderly manner in light of the existing market conditions and such liquidation would have an adverse effect on the NAV of the Fund to the detriment of non-tendering Stockholders; (c) there is any (i) in the Board's judgment, material legal action or proceeding instituted or threatened challenging such tenders or otherwise materially adversely affecting the Fund, (ii) suspension of or limitation on prices for trading securities generally on the NYSE or other national securities exchange(s), or the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market System or any foreign exchange on which portfolio securities of the Fund are traded, (iii) declaration of a banking moratorium by federal, state or foreign authorities or any suspension of payment by banks in the United States, New York State or in a foreign country that is material to the Fund, (iv) limitation affecting the Fund or the issuers of its portfolio securities imposed by federal, state or foreign authorities on the extension of credit by lending institutions, (v) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States or any foreign country that is material to the Fund, or (vi) in the Board's judgment, other event or condition which would have a material adverse effect on the Fund or its Stockholders if Shares were repurchased; or (d) the Board determines that effecting any tenders would constitute a breach of its fiduciary duty owed the Fund or its Stockholders.

  The foregoing conditions are for the Fund's sole benefit and may be asserted by the Fund regardless of the circumstances giving rise to any such condition (including any action or inaction of the Fund), and any such condition may be waived by the Fund, in whole or in part, at any time and from time to time in its reasonable judgment. The Fund's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts or circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Fund concerning the events described in this Section 3 shall be final and binding.

  The Fund reserves the right, at any time during the pendency of the Offer, to amend, extend or terminate the Offer in any respect. See Section 15.

  4. Procedures for Tendering Shares.

  a. Proper Tender of Shares. For Shares to be properly tendered pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or a copy or facsimile thereof) bearing original signature(s) and the original of any required signature guarantee(s)), all Shares actually or, as determined under Section 318 of the Code, constructively owned by the tendering Stockholder (see Sections 1 and 14) (in proper certificated or uncertificated form), any other documents required by the Letter of Transmittal and the Processing Fee must be received by the Depositary at the appropriate address set forth on page 2 of this Offer before 12:00 Midnight Eastern Time on the Expiration Date. Letters of Transmittal and certificates representing tendered Shares should not be sent or delivered to the Fund. Stockholders who desire to tender Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact that firm to effect a tender on their behalf.

  Section 14(e) of the Exchange Act and Rule 14e-4 promulgated thereunder make it unlawful for any person, acting alone or in concert with others, to tender Shares in a partial tender offer for such person's own account unless at the time of tender, and at the time the Shares are accepted for payment, the person tendering has a net long position equal to or greater than the amount tendered in (a) Shares, and will deliver or cause to be delivered such Shares for the purpose of tender to the person making the Offer within the period specified in the Offer, or (b) an equivalent security and, upon acceptance of his or her tender, will acquire Shares by conversion, exchange, or exercise of such equivalent security to the extent required by the terms of the Offer, and will deliver or cause to be delivered the Shares so acquired for the purpose of tender to the Fund prior to or on the Expiration Date. Section 14(e) and Rule 14e-4 provide a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

  The acceptance of Shares by the Fund for payment will constitute a binding agreement between the tendering Stockholder and the Fund upon the terms and subject to the conditions of the Offer, including the tendering Stockholder's representation that the Stockholder has a net long position in the Shares being tendered within the meaning of Rule 14e-4 and that the tender of such Shares complies with Rule 14e-4.

  b. Signature Guarantees and Method of Delivery. No signature guarantee is required if (a) the Letter of Transmittal is signed by the registered holder(s) (including, for purposes of this document, any participant in The Depository Trust Company ("DTC") book-entry transfer facility whose name appears on DTC's security position listing as the owner of Shares) of the Shares tendered thereby, unless such holder(s) has completed either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal or (b) the Shares tendered are tendered for the account of a firm (an "Eligible Institution") which is a broker, dealer, commercial bank, credit union, savings association or other entity and which is a member in good standing of a stock transfer association's approved medallion program (such as STAMP, SEMP or MSP). In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5 of the Letter of Transmittal.

  If the Letter of Transmittal is signed by the registered holder(s) of the Shares tendered thereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) for the Shares tendered without alteration, enlargement or any change whatsoever.

  If any of the Shares tendered thereby are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

  If any of the tendered Shares are registered in different names (including Shares constructively owned by the tendering Stockholder as determined under
Section 318 of the Code which must also be tendered--see Sections 1 and 14), it is necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

  If the Letter of Transmittal or any certificates for Shares tendered or stock powers relating to Shares tendered are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Fund of their authority so to act must be submitted.

  If the Letter of Transmittal is signed by the registered holder(s) of the Shares transmitted therewith, no endorsements of certificates or separate stock powers with respect to such Shares are required unless payment is to be made to, or certificates for Shares not purchased are to be issued in the name of, a person other than the registered holder(s). Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

  If the Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed thereon, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s) for the Shares involved. Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution. See Section 6.

  c. Dividend Reinvestment Plan. State Street Bank and Trust Company, the Fund's Transfer Agent, holds Shares in uncertificated form for certain Stockholders pursuant to the Fund's Dividend Reinvestment Plan. In addition to tendering all of their other Shares, Stockholders wishing to accept the Offer must tender all such uncertificated Shares. See Section 1 concerning the manner in which any necessary proration will be made.

  d. Book-Entry Delivery. The Depositary has established an account with respect to the Shares at DTC for purposes of the Offer. Any financial institution that is a participant in the DTC system may make book-entry delivery of tendered Shares by causing DTC to transfer such Shares into the Depositary's account at DTC in accordance with DTC's procedures for such transfers. However, although delivery of Shares may be effected through book-entry transfer into the Depositary's account at DTC, a Letter of Transmittal (or a copy or facsimile thereof) properly completed and bearing original signature(s) and the original of any required signature guarantee(s), or an Agent's Message (as defined below) in connection with a book-entry transfer, any other documents required by the Letter of Transmittal and the Processing Fee, must in any case be received by the Depositary prior to 12:00 Midnight Eastern Time on the Expiration Date at one of its addresses set forth on page 2 of this Offer, or the tendering Stockholder must comply with the guaranteed delivery procedures described below.

  The term "Agent's Message" means a message from DTC transmitted to, and received by, the Depositary forming a part of a timely confirmation of a book-entry transfer of Shares (a "Book-Entry Confirmation") which states that (a) DTC has received an express acknowledgment from the DTC participant tendering the Shares that are the subject of the Book-Entry Confirmation, (b) the DTC participant has received and agrees to be bound by the terms of the Letter of Transmittal, and
(c) the Fund may enforce such agreement against the DTC participant.

  Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the Depositary.

  e. Guaranteed Delivery. Notwithstanding the foregoing, if a Stockholder desires to tender Shares pursuant to the Offer and the certificates for the Shares to be tendered are not immediately available, or time will not permit the Letter of Transmittal and all documents required by the Letter of Transmittal to reach the Depositary prior to 12:00 Midnight Eastern Time on the Expiration Date, or a Stockholder cannot complete the procedures for delivery by book-entry transfer on a timely basis, then such Stockholder's Shares may nevertheless be tendered, provided that all of the following conditions are satisfied:

    (i) the tender is made by or through an Eligible Institution; and

    (ii) a properly completed and duly executed Notice of Guaranteed Delivery, in the form provided by the Fund is received by the Depositary prior to 12:00 Midnight Eastern Time on the Expiration Date; and

    (iii) the certificates for all such tendered Shares, in proper form for transfer, or a Book-Entry Confirmation with respect to such Shares, as the case may be, together with a Letter of Transmittal (or a copy or facsimile thereof) properly completed and bearing original signature(s) and the original of any required signature guarantee(s) (or, in the case of a book-entry transfer, an Agent's Message), any documents required by the Letter of Transmittal and the Processing Fee, are received by the Depositary prior to 5:00 P.M. Eastern Time on the third NYSE trading day after the date of execution of the Notice of Guaranteed Delivery.

  The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution and a representation that the Stockholder owns the Shares tendered within the meaning of, and that the tender of the Shares effected thereby complies with, Rule 14e-4 under the Exchange Act, each in the form set forth in the Notice of Guaranteed Delivery.

  THE METHOD OF DELIVERY OF ANY DOCUMENTS, INCLUDING SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING STOCKHOLDER. IF DOCUMENTS ARE SENT BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. Stockholders have the responsibility to cause their Shares tendered (in proper certificated or uncertificated form), the Letter of Transmittal (or a copy or facsimile thereof) properly completed and bearing original signature(s) and the original of any required signature guarantee(s), any other documents required by the Letter of Transmittal and the Processing Fee to be timely delivered. Timely delivery is a condition precedent to acceptance of Shares for purchase pursuant to the Offer and to payment of the purchase amount.

  Notwithstanding any other provision hereof, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of Share certificates evidencing such Shares or a Book-Entry Confirmation of the delivery of such Shares (if available), a Letter of Transmittal (or a copy or facsimile thereof) properly completed and bearing original signature(s) and the original of any required signature guarantee(s) or, in the case of a book-entry transfer, an Agent's Message, any other documents required by the Letter of Transmittal and the Processing Fee.

  f. Determinations of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, which determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined not to be in appropriate form or not accompanied by the Processing Fee or to refuse to accept for payment, purchase, or pay for, any Shares if, in the opinion of the Fund's counsel, accepting, purchasing or paying for such Shares would be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender, whether generally or with respect to any particular Share(s) or Stockholder(s). The Fund's interpretations of the terms and conditions of the Offer shall be final and binding.

  NEITHER THE FUND, ITS BOARD OF DIRECTORS, THE INVESTMENT ADVISER, THE DEPOSITARY NOR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY TENDER, AND NONE OF THEM WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

  g. United States Federal Income Tax Withholding. To prevent the imposition of U.S. federal backup withholding tax equal to 31% of the gross payments made pursuant to the Offer, prior to such payments each Stockholder accepting the Offer who has not previously submitted to the Fund a correct, completed and signed Form W-9 (for U.S. Stockholders) or Form W-8 (for non-U.S. Stockholders) or otherwise established an exemption from such withholding must submit the appropriate form to the Depositary. See Section 14.

  Under certain circumstances (see Section 14), the Depositary will withhold a tax equal to 30% of the gross payments payable to a non-U.S. Stockholder unless the Depositary determines that a reduced rate of withholding or an exemption from withholding is applicable. (Exemption from backup withholding tax does not exempt a non-U.S. Stockholder from the 30% withholding tax.) For this purpose, a non-U.S. Stockholder, is, in general, a Stockholder that is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of the source of such income (a "Non-U.S. Stockholder"). The Depositary will determine a Stockholder's status as a Non-U.S. Stockholder and eligibility for a reduced rate of, or an exemption from, withholding by reference to any outstanding certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding, unless facts and circumstances indicate that such reliance is not warranted. A Non-U.S. Stockholder that has not previously submitted the appropriate certificates or statements with respect to a reduced rate of, or exemption from, withholding for which such Stockholder may be eligible should consider doing so in order to avoid over-withholding. See Section 14.

  5. Withdrawal Rights. At any time prior to 5:00 P.M. Eastern Time on the third day on which the NYSE is open for trading after the Expiration Date, and, if the Shares have not by then been accepted for payment by the Fund, at any time after July 2, 1997, any Stockholder may withdraw all, but not less than all, of the Shares that the Stockholder has tendered.

  To be effective, a written notice of withdrawal of Shares tendered must be timely received by the Depositary at the appropriate address set forth on page 2 of this Offer. Stockholders may also send a facsimile transmission notice of withdrawal, which must be timely received by the Depositary at (617) 575-2232, and the original notice of withdrawal must be delivered to the Depositary by overnight courier or by hand the next day. Any notice of withdrawal must specify the name(s) of the person having tendered the Shares to be withdrawn, the number of Shares to be withdrawn (which may not be less than all of the Shares tendered by the Stockholder--see Sections 1 and 14) and, if one or more certificates representing such Shares have been delivered or otherwise identified to the Depositary, the name(s) of the registered owner(s) of such Shares as set forth in such certificate(s) if different from the name(s) of the person tendering the Shares. If one or more certificates have been delivered to the Depositary, then, prior to the release of such certificate(s), the certificate number(s) shown on the particular certificate(s) evidencing such Shares must also be submitted and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution.

  All questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal will be determined by the Fund in its sole discretion, which determination shall be final and binding. Shares properly withdrawn will not thereafter be deemed to be tendered for purposes of the Offer. Withdrawn Shares, however, may be retendered by following the procedures described in Section 4 prior to 12:00 Midnight Eastern Time on the Expiration Date. Except as otherwise provided in this Section 5, tenders of Shares made pursuant to the Offer will be irrevocable.

  NEITHER THE FUND, ITS BOARD OF DIRECTORS, THE INVESTMENT ADVISER, THE DEPOSITARY NOR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY NOTICE OF WITHDRAWAL, NOR SHALL ANY OF THEM INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

  6. Payment for Shares. For purposes of the Offer, the Fund will be deemed to have accepted for payment and purchased Shares that are tendered (and not withdrawn in accordance with Section 5 pursuant to the Offer) when, as and if it gives oral or written notice to the Depositary of its acceptance of such Shares for payment pursuant to the Offer. Under the Exchange Act, the Fund is obligated to pay for or return tendered Shares promptly after the termination, expiration or withdrawal of the Offer. Upon the terms and subject to the conditions of the Offer, the Fund will pay for Shares properly tendered as soon as practicable after the Expiration Date. The Fund will make payment for Shares purchased pursuant to the Offer by depositing the aggregate purchase price therefor with the Depositary, which will make payment to Stockholders promptly as directed by the Fund. The Fund will not pay interest on the purchase price under any circumstances.

  In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of: (a) a Letter of Transmittal (or a copy thereof) properly completed and bearing original signature(s) and any required signature guarantee(s), (b) such Shares (in proper certificated or uncertificated form), (c) any other documents required by the Letter of Transmittal and (d) the Processing Fee. Stockholders may be charged a fee by a broker, dealer or other institution for processing the tender requested. Certificates representing Shares tendered but not purchased will be returned promptly following the termination, expiration or withdrawal of the Offer, without further expense to the tendering Stockholder.

  The Fund will pay any transfer taxes payable on the transfer to it of Shares purchased pursuant to the Offer. If, however, tendered Shares are registered in the name of any person other than the person signing the Letter of Transmittal, the amount of any such transfer taxes (whether imposed on the registered owner or such other person) payable on account of the transfer to such person of such Shares will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted. The Fund may not be obligated to purchase Shares pursuant to the Offer under certain conditions. See Section 3.

  Any tendering Stockholder or other payee who has not previously submitted a correct, completed and signed Form W-8 or Form W-9, as necessary, and who fails to complete fully and sign either the Form W-8 or Substitute Form W-9 in the Letter of Transmittal and provide that form to the Depositary, may be subject to federal backup withholding tax of 31% of the gross proceeds paid to such Stockholder or other payee pursuant to the Offer. See Section 14 regarding this tax as well as possible withholding at the rate of 30% (or lower applicable treaty rate) on the gross proceeds payable to tendering Non-U.S. Stockholders.

  7. Source and Amount of Funds. The total cost to the Fund of purchasing 7,081,253 of its issued and outstanding Shares pursuant to the Offer would be approximately $98,995,917 (based on a price per Share of $13.98, the NAV as of the close of the regular trading session of the NYSE on May 2, 1997). On May 2, 1997, the aggregate value of the Fund's net assets was approximately $396 million.

  To pay the aggregate purchase price of Shares accepted for payment pursuant to the Offer, the Fund anticipates that funds will first be derived from any cash on hand and then from the proceeds from the sale of portfolio securities held by the Fund. The selection of which portfolio securities to sell, if any, will be made by the Investment Adviser, taking into account investment merit, relative liquidity and applicable investment restrictions and legal requirements. Although the Fund is authorized to borrow money to finance the repurchase of Shares, the Board believes that the Fund will have sufficient resources through disposition of assets to repurchase Shares in the Offer without utilizing such borrowing. However, the Fund reserves the right to finance a portion of the Offer through temporary borrowing. The Fund has an existing $100 million bank credit facility with a syndicate of banks which the Fund has used for leveraging purposes. The Fund does not expect to use any portion of the credit facility to repurchase Shares in the Offer. Certain provisions of that credit facility may restrict the ability of the Fund to borrow to repurchase Shares in the Offer.

  The repurchase of Shares by the Fund will decrease the net assets of the Fund and, therefore, have the effect of increasing the Fund's expense ratio. Any repurchases of Shares by the Fund pursuant to the Offer will tend to reduce its asset coverage for purposes of the 1940 Act as described in the Prospectus. In addition, the repurchases may have an adverse effect on the Fund's investment performance.

  Because the Fund may sell portfolio securities to raise cash for the purchase of Shares, during the pendency of the Offer, and possibly for a short time thereafter, the Fund may hold a greater than normal percentage of its assets in cash and cash equivalents, which would tend to decrease the Fund's net income. As of May 2, 1997, cash and cash equivalents constituted a negligible amount of the Fund's total assets. In addition, if the Fund liquidates portfolio securities, it may realize gains on securities held for less than three months. The Fund must limit such gains in order to continue to qualify as a regulated investment company under the Code. Accordingly, realizing such gains would reduce the Fund's ability to sell other portfolio securities held for less than three months that the Fund might otherwise wish to sell in the ordinary course of its portfolio management, which may adversely affect the Fund's performance.

  Under some market circumstances, it may be necessary for the Fund to raise cash by liquidating portfolio securities in a manner that could tend to reduce the market value of such securities and, thus, reduce both the NAV of the Shares and the proceeds from the sale of such securities. Liquidating portfolio securities, if necessary, may also lend to the premature disposition of portfolio investments and additional transaction costs. Depending upon the timing of such sales, any such decline in NAV may adversely affect any tendering Stockholders whose Shares are accepted for purchase by the Fund, as well as those Stockholders who do not sell Shares pursuant to the Offer. Stockholders who retain their Shares may be subject to certain other effects of the Offer. See Section 11.

  8. Price Range of Shares; Dividends. The following table sets forth, for the periods indicated, the high and low NAVs per Share and the high and low closing sale prices per Share as reported on the NYSE Composite Tape, and the amounts of cash dividends per Share declared during such periods.

                                         NET ASSET VALUE  MARKET PRICE
                                         --------------- ---------------
FISCAL YEAR (ENDING SEPTEMBER 30)         HIGH     LOW    HIGH     LOW   DIVIDENDS
---------------------------------        --------------- ------- ------- ---------
1995
   1st Quarter.......................... $ 11.08 $  9.71 $11.125 $ 9.500  $0.3657
   2nd Quarter..........................    9.39    7.86  10.500   7.625   0.4538
   3rd Quarter..........................   10.18    8.73  10.125   8.250   0.3150
   4th Quarter..........................   10.42    9.84  10.000   9.250   0.2100*
1996
   1st Quarter..........................   11.01   10.16  10.000   9.625   0.3150
   2nd Quarter..........................   11.92   10.66  11.500   9.875   0.3150
   3rd Quarter..........................   11.72   11.08  11.125  10.500   0.3150
   4th Quarter..........................   13.08   11.62  11.750  10.750   0.3150
1997
   1st Quarter..........................   13.77   13.18  12.500  11.500   0.4000
   2nd Quarter..........................   14.71   13.64  13.375  12.250   0.2375
   3rd Quarter (through May 2, 1997)....   13.98   13.09  13.125  12.250   0.1125

--------
* Includes a tax return of capital distribution of $0.02.

  Since trading of the Shares commenced on the NYSE, the Shares have traded at both a premium and a discount to NAV. As of the close of business on May 2, 1997, the Fund's NAV was $13.98 per Share, and the high, low and closing prices per Share on the NYSE on that date were $13.125, $13.00 and $13.125, respectively. During the pendency of the Offer, current NAV quotations can be obtained by contacting the Depositary in the manner indicated in Section 1.

  The Board of Directors has declared a dividend as of April 29, 1997, payable May 23, 1997 to Stockholders of record on May 9, 1997, in the amount of $0.1125 per Share, and it is expected that the Board of Directors will declare a dividend as of May 27, 1997, payable June 20, 1997 to Stockholders of record on June 6, 1997. The tendering of Shares will not affect the record ownership of the tendered Shares for purposes of entitlement to either of these dividends.

  9. Selected Financial Information. Set forth below is a summary of selected financial information for the Fund as of and for the fiscal years ended September 30, 1996 and September 30, 1995, and for the six-month periods ended March 31, 1997 and March 31, 1996. The information with respect to the two fiscal years has been excerpted from the Fund's audited financial statements contained in its Annual Reports to Stockholders for such years, and the information with respect to the two six-month periods has been excerpted from the Fund's unaudited financial statements for those periods. A copy of the two audited statements is included as Exhibit A to this Offer to Purchase. The summary of selected financial information set forth below is qualified in its entirety by reference to such statements and the financial information, the notes thereto and related matter contained therein.

                   SUMMARY OF SELECTED FINANCIAL INFORMATION

                        FOR THE PERIODS INDICATED BELOW
                      ($ IN 000'S EXCEPT PER SHARE DATA)

                             YEAR ENDED         YEAR ENDED     OCTOBER 1, 1996- OCTOBER 1, 1995-
                         SEPTEMBER 30, 1996 SEPTEMBER 30, 1995  MARCH 31, 1997   MARCH 31, 1996
                         ------------------ ------------------ ---------------- ----------------
                             (AUDITED)          (AUDITED)        (UNAUDITED)      (UNAUDITED)
STATEMENT OF OPERATIONS
  Investment income.....       $ 46,874           $ 47,376           $25,322          $22,276
  Expenses..............         10,644             10,028             5,437            5,329
                             ----------         ----------        ----------       ----------
  Net investment
   income...............         36,230             37,348            19,885           16,947
                             ----------         ----------        ----------       ----------
  Realized and
   unrealized gain
   (loss) on investments
   and options..........         74,992            (23,328)            7,703           18,969
                             ----------         ----------        ----------       ----------
  Net increase in net
   assets from
   operations...........       $111,222           $ 14,020           $27,588          $35,916
                             ==========         ==========        ==========       ==========
STATEMENT OF ASSETS AND
 LIABILITIES (AT END OF
 PERIOD)
  Total assets..........       $471,805           $406,207          $545,468         $418,150
  Total liabilities.....        101,259            111,194           165,391          105,065
                             ----------         ----------        ----------       ----------
  Net assets............       $370,546           $295,013          $380,077         $313,085
                             ==========         ==========        ==========       ==========
  Net asset value per
   Share................         $13.08             $10.42            $13.42           $11.05
  Shares outstanding....     28,325,009         28,325,009        28,325,009       28,325,009
SELECTED DATA PER SHARE
 OUTSTANDING THROUGHOUT
 EACH PERIOD
  Net investment
   income...............         $ 1.27             $ 1.32             $ .71            $ .59
  Net realized and
   unrealized gain
   (loss) on investments
   and options..........           2.65               (.85)              .27              .67
  Net increase in net
   assets from
   operations...........         $ 3.92             $  .47             $ .98            $1.26
  Dividends from net
   investment income....         $(1.26)            $(1.32)            $(.64)            (.63)
                                                                                        $
  Tax return of capital
   distribution.........              0               (.02)                0                0
                             ----------         ----------        ----------       ----------
  Total dividends and
   distributions........         $(1.26)            $(1.34)            $(.64)            (.63)
                                                                                        $
                             ==========         ==========        ==========       ==========
RATIOS
  Expenses to average
   net assets...........           2.59%              2.83%             2.23%*           2.69%*
  Expenses to average
   net assets excluding
   interest expense.....           1.07%              1.17%             1.08%*           1.03%*
  Net investment income
   to average net
   assets...............           8.79%             10.56%             8.16%*           8.58%*
TOTAL INVESTMENT
 RETURN**
  Total investment
   return based on:
  Market value..........          33.53%              0.92%            15.26%           18.25%
  Net asset value.......          40.86%              6.11%             7.92%           12.58%

--------
   * Annualized
  ** Total investment return is calculated assuming a purchase of Shares on the opening of the first day and a sale on the closing of the last day of the period reported. Dividends and distributions, if any, are assumed for purposes of this calculation to be reinvested at prices obtained under the Fund's Dividend Reinvestment Plan. Generally, total investment return based on net asset value will be higher than the total investment return based on market value in periods where there is an increase in the discount or a decrease in the premium of the market value to the net asset value from the beginning to the end of such periods. Conversely, total investment return based on net asset value will be lower than total investment return based on market value in periods where there is a decrease in the discount or an increase in the premium of the market value to the net asset value from the beginning to the end of such periods. Total investment return calculated for a period of less than one full year is not annualized.

  10. Interest of Certain Related Persons. Pursuant to an Advisory Agreement dated as of October 22, 1993 with the Investment Adviser (a copy of which has been filed as an exhibit to Schedule 13E-4 as defined in Section 13), the Fund employs the Investment Adviser to manage the investment and reinvestment of the assets of the Fund. The Investment Adviser has been the Fund's investment adviser since the Fund's commencement of operations. The Investment Adviser is also responsible for the overall management of the business affairs of the Fund. For services provided by the Investment Adviser under the Advisory Agreement, the Fund pays the Investment Adviser a fee computed and paid monthly in arrears on the last day of each calendar month at an annualized rate of .75% of the Fund's average weekly net assets. For purposes of the calculation of this fee, average weekly net assets are determined on the basis of the average net assets of the Fund for each weekly period (ending on Friday) ending during the month. Average weekly net assets are the average weekly value of the Fund's total assets minus the sum of the Fund's liabilities (which liabilities exclude the principal amount of any money borrowed by the Fund or any debt issued by the Fund). The net assets for each weekly period are determined by averaging the adjusted net assets on the Friday of such weekly period with the net assets on the Friday of the immediately preceding weekly period. When a Friday is not a Fund business day, the calculation is to be based on the net assets of the Fund on the Fund business day immediately preceding such Friday. During the fiscal year ended September 30, 1996, the Fund paid the Investment Adviser a fee totalling $3,083,166 pursuant to the Advisory Agreement.

  There have not been any transactions involving Shares that were effected during the past forty business days by the Fund. Based upon information provided to the Fund, except for the acquisition in an open market transaction on April 25, 1997 of 600 Shares at a price per Share of $12.625 by an individual retirement account of Donald J. Robinson, a member of the Board, there have not been any transactions in Shares that were effected during the past forty business days by any member of the Board, any executive officer of the Fund, any director or executive officer of the general partner of the Investment Adviser, any person controlling the Fund, any director or executive officer of any corporation ultimately in control of the Fund, or any associate or subsidiary of any of the foregoing, including any executive officer or director of any such subsidiary. Based upon information provided to the Fund, no director or officer of the Fund intends to tender Shares pursuant to the Offer.

  11. Certain Effects of the Offer. The purchase of Shares pursuant to the Offer will have the effect of increasing the proportionate interest in the Fund of Stockholders who do not tender Shares. All Stockholders remaining after the Offer will be subject to any increased risks associated with the reduction in the Fund's assets resulting from payment for the tendered Shares, such as any greater volatility due to decreased portfolio diversification and proportionately higher expenses. Under certain circumstances, the need to raise cash in connection with the purchase of Shares pursuant to the Offer may have an adverse effect on the Fund's NAV and/or income per Share. See Section
7. In addition, the purchase of Shares from tendering Stockholders may have tax consequences to the Fund in certain circumstances. See Section 14. All Shares purchased by the Fund pursuant to the Offer will constitute authorized but unissued shares.

  12. Certain Information about the Fund. The Fund was incorporated in Maryland on August 10, 1993 and is registered as a non-diversified, closed-end management investment company under the 1940 Act. The Fund's primary investment objective is to seek high current income. Its secondary investment objective is capital appreciation. In seeking to achieve these objectives, the Fund invests at least 35% of its total assets in U.S. corporate fixed income securities. The balance of the Fund's investment portfolio is invested in (a) fixed income securities issued or guaranteed by foreign governments, including participations in loans between foreign governments and financial institutions, and interests in entities organized and operated for the purpose of restructuring the investment characteristics of instruments issued or guaranteed by foreign governments and (b) non-U.S. corporate fixed income securities. Substantially all of the Fund's assets are to be invested in high yield, high risk securities that are low-rated (i.e., below investment grade), or of comparable quality and unrated, and that are considered to be predominately speculative as regards the issuer's capacity to pay interest and repay principal. The Fund is permitted to invest up to 50% of its total assets in securities that are not readily marketable.

  Reference is made to Sections 8 and 9 and to the financial statements referred to in Section 9.

  The principal executive office of the Fund is located at 1345 Avenue of the Americas, New York, New York 10105.

  13. Additional Information. An Issuer Tender Offer Statement on Schedule 13E-4 (the "Schedule 13E-4") including the exhibits thereto, filed with the Securities and Exchange Commission (the "SEC"), provides certain additional information relating to the Offer, and may be inspected and copied at the prescribed rates at the SEC's public reference facilities at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Schedule 13E-4 and the exhibits may also be obtained by mail at the prescribed rates from the Public Reference Branch of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549.

  14. Certain United States Federal Income Tax Consequences. The following discussion is a general summary of the U.S. federal income tax consequences of a sale of Shares pursuant to the Offer, based on current U.S. federal income tax law, including applicable Treasury regulations and Internal Revenue Service rulings. Each Stockholder should consult the Stockholder's tax advisor for a full understanding of the tax consequences of such a sale, including potential state, local and foreign taxation by jurisdictions of which the Stockholder is a citizen, resident or domiciliary. In view of the requirement of the Offer that a tendering Stockholder must tender, or cause the tender of, both all of the Shares actually owned by the Stockholder and all of the Shares constructively owned by the Stockholder as determined under Section 318 of the Code as of the date of purchase of Shares by the Fund pursuant to the Offer, tax advisors should also be consulted regarding the application of the constructive ownership rules of Section 318. In general, Section 318 provides that Shares owned by certain family members of a tendering Stockholder, and by certain entities in which the Stockholder has a direct or indirect interest, are treated as owned by the Stockholder.

  U.S. Stockholders. It is anticipated that Stockholders who are citizens and/or residents of the U.S., corporations, partnerships or other entities created or organized in or under the laws of the U.S. or any political subdivision thereof, and estates and trusts the income of which is subject to U.S. federal income taxation regardless of the source of such income ("U.S. Stockholders") and who sell Shares pursuant to the Offer will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the amount of cash they receive pursuant to the Offer and their adjusted tax basis in the Shares sold. This gain or loss will be capital gain or loss if the Shares sold are held by the tendering U.S. Stockholder at the time of sale as a capital asset and will be treated as either long-term or short-term if the Shares have been held at that time for more than one year or one year or less, respectively. This U.S. federal income tax treatment, however, is based on the expectation that not all Stockholders will tender their Shares pursuant to the Offer and that the continuing ownership interest in the Fund of tendering Stockholders will be sufficiently reduced. While not anticipated, it is therefore possible that the cash received for the Shares purchased would be taxable as a distribution by the Fund, rather than as a gain from the sale of the Shares. In that event, the cash received by a U.S. Stockholder will be taxable as a dividend, i.e., as ordinary income, to the extent of the U.S. Stockholder's allocable share of the Fund's current or accumulated earnings and profits, with the excess of the cash received over the portion so taxable constituting a non-taxable return of capital to the extent of the U.S. Stockholder's tax basis in the Shares sold and with any remaining excess of such cash being treated as either long-term or short-term capital gain from the sale of the Shares depending on how long they were held by the U.S. Stockholder. In the case of a tendering U.S. Stockholder that is a corporation treated as receiving a distribution from the Fund pursuant to the Offer, special basis adjustments may be applicable with respect to any Shares of such a U.S. Stockholder not purchased pursuant to the Offer.

  Under the "wash sale" rules under the Code, recognition of a loss on Shares sold pursuant to the Offer will ordinarily be disallowed to the extent a U.S. Stockholder acquires Shares within 30 days before or after the date the Shares are purchased pursuant to the Offer and, in that event, the basis and holding period of the Shares acquired will be adjusted to reflect the disallowed loss.

  The Depositary may be required to withhold 31% of the gross proceeds paid to a U.S. Stockholder or other payee pursuant to the Offer unless either: (a) the U.S. Stockholder has completed and submitted to the Depositary an IRS Form W-9 (or Substitute Form W-9), providing the U.S. Stockholder's employer identification number or social security number as applicable, and certifying under penalties of perjury: (a) that such number is correct, and
(b) either that (i) the U.S. Stockholder is exempt from backup withholding,
(ii) the U.S. Stockholder has not been notified by the Internal Revenue Service that the U.S. Stockholder is subject to backup withholding as a result of an underreporting of interest or dividends, or (iii) the Internal Revenue Service has notified the U.S. Stockholder that the U.S. Stockholder is no longer subject to backup withholding; or (c) an exception applies under applicable law. A Substitute Form W-9 is included as part of the Letter of Transmittal for U.S. Stockholders.

  Non-U.S. Stockholders. The U.S. federal income taxation of a Non-U.S. Stockholder on a sale of Shares pursuant to the Offer depends on whether this transaction is "effectively connected" with a trade or business carried on in the U.S. by the Non-U.S. Stockholder as well as the tax characterization of the transaction as either a sale of the Shares or a distribution by the Fund, as discussed above for U.S. Stockholders. If the sale of Shares pursuant to the Offer is not so effectively connected and if, as anticipated for U.S. Stockholders, it gives rise to gain or loss, any gain realized by a Non-U.S. Stockholder upon the tender of Shares pursuant to the Offer will not be subject to U.S. federal income tax or to any U.S. tax withholding, provided, however, that such a gain will be subject to U.S. federal income tax at the rate of 30% (or such lower rate as may be applicable under a tax treaty) if the Non-U.S. Stockholder is a non-resident alien individual who is physically present in the United States for more than 182 days during the taxable year of the sale. If, however, U.S. Stockholders are deemed to receive a distribution from the Fund with respect to Shares they tender, the cash received by a tendering Non-U.S. Stockholder will also be treated for U.S. tax purposes as a distribution by the Fund, with the cash then being characterized in the same manner as described above for U.S. Stockholders. In such an event, the portion of the distribution treated as a dividend to the Non-U.S. Stockholder would be subject to a U.S. withholding tax at the rate of 30% (or such lower rate as may be applicable under a tax treaty) if the dividend does not constitute effectively connected income. If the amount realized on the tender of Shares by a Non-U.S. Stockholder is effectively connected income, regardless of whether the tender is characterized as a sale or as giving rise to a distribution from the Fund for U.S. federal income tax purposes, the transaction will be treated and taxed in the same manner as if the Shares involved were tendered by a U.S. Stockholder.

  Non-U.S. Stockholders should provide the Depositary with a completed Form W-8 in order to avoid 31% backup withholding on the cash they receive from the Fund regardless of how they are taxed with respect to their tender of the Shares involved. A copy of Form W-8 is provided with the Letter of Transmittal for Non-U.S. Stockholders.

  Capital Loss Carryforwards of the Fund. If, as a result of the purchase of Shares from tendering Stockholders pursuant to the Offer, the Fund's remaining Stockholders increase their proportionate ownership in the Fund by more than 50 percentage points over the lowest percentage of their ownership at any time during the three-year period ending on the termination of the Offer, an "ownership change" with respect to the Fund may occur under the relevant provisions of the Code. In the event of such an "ownership change", the amount of the Fund's capital loss carryforwards as of the date of the "ownership change" that could be used to offset its capital gains following the "ownership change" would be limited, on an annual basis, to a percentage of the NAV of the Fund calculated immediately after completion of the Offer in accordance with a specified formula. The amount of the carryforwards as of the date hereof is approximately $36 million.

  15. Amendments; Extension of Tender Period; Termination. The Fund reserves the right, at any time during the pendency of the Offer, to amend, extend or terminate the Offer in any respect. Without limiting the manner in which the Fund may choose to make a public announcement of such an amendment, extension or termination, the Fund shall have no obligation to publish, advertise or otherwise communicate any such public announcement, except as provided by applicable law (including Rule 14e-1(d) promulgated under the Exchange Act) and by the requirements of the NYSE (including the listing agreement with respect to the Shares).

  Except to the extent required by applicable law (including Rule 13e-4(f)(1) promulgated under the Exchange Act), the Fund will have no obligation to extend the Offer. In the event that the Fund is obligated to, or elects to, extend the Offer, the purchase price for Shares purchased pursuant to the Offer will be their NAV determined as of the close of the regular trading session of the NYSE on the date after the Expiration Date as extended. No Shares will be accepted for payment until on or after the new Expiration Date.

  16. Miscellaneous. The Offer is not being made to, nor will the Fund accept tenders from, or on behalf of, owners of Shares in any jurisdiction in which the making of the Offer or its acceptance would not comply with the securities or "blue sky" laws of that jurisdiction. The Fund is not aware of any jurisdiction in which the making of the Offer or the acceptance of tenders of, purchase of, or payment for, Shares in accordance with the Offer would not be in compliance with the laws of such jurisdiction. The Fund, however, reserves the right to exclude Stockholders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made or tendered Shares cannot lawfully be accepted, purchased or paid for. So long as the Fund makes a good-faith effort to comply with any state law deemed applicable to the Offer, the Fund believes that the exclusion of holders residing in any such jurisdiction is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Fund's behalf by one or more brokers or dealers licensed under the laws of such jurisdiction.

May 8, 1997                               ACM Managed Dollar Income Fund, Inc.
                                               1345 Avenue of the Americas
                                                New York, New York 10105

                                                                EXHIBIT A

Portfolio Of Investments
September 30, 1996                          ACM Managed Dollar Income Fund, Inc.
================================================================================



                               Principal
                                 Amount
                                 (000)    U.S. $ Value
------------------------------------------------------
SOVEREIGN DEBT
OBLIGATIONS--72.2%
COLLATERALIZED
BRADY BONDS*--35.7%

BRAZIL--2.1%
Republic of Brazil
 Par Bonds Series Z-L
 5.00%, 4/15/24 (a).........     $13,000  $  7,739,063
                                          ------------
BULGARIA--7.7%
Republic of Bulgaria
 Discount Bonds FRN
 6.6875%, 7/28/24...........      55,800    28,405,688
                                          ------------
ECUADOR--2.9%
Republic of Ecuador
 Discount Bonds FRN
 6.688%, 2/28/25............      17,000    10,582,500
                                          ------------
MEXICO--10.1%
United Mexican States
 Euro Par Bonds
 Series B
 6.25%, 12/31/19 (b)........      36,000    24,952,500
 Discount Notes FRN
 Series D
 6.453%, 12/31/19 (b).......      15,000    12,651,563
                                          ------------
Total Mexican Securities....                37,604,063
                                          ------------
NIGERIA--6.5%
Central Bank of Nigeria
 Par Bonds
 6.25%, 11/15/20 (c)........      40,500    24,236,719
                                          ------------
VENEZUELA--6.4%
Republic of Venezuela DCB
 Par Bonds Series A
 6.75%, 3/31/20 (d).........      34,000    23,630,000
                                          ------------
Total Collateralized
 Brady Bonds
 (cost $124,177,246)........               132,198,033
                                          ------------
LOAN PARTICIPATIONS
& ASSIGNMENTS--6.3%

ALGERIA--2.5%
Algeria Refinanced Trust
 Tranche B
 Loan Assignment FRN
 7.187%, 9/05/05............     $15,000  $  9,450,000
RUSSIA--3.8%
Vneshekonombank
 Loan Assignment (e)........      20,000    13,962,500
                                          ------------
Total Loan Participations &
 Assignments
 (cost $20,737,255).........                23,412,500
                                          ------------
OTHER SOVEREIGN DEBT
OBLIGATIONS--29.3%
ARGENTINA--6.6%
Republic of Argentina
 FRB
 6.625%, 3/31/05............      29,400    24,613,312
                                          ------------
BRAZIL--11.0%
Republic of Brazil C Bonds
 8.00%, 4/15/14 (f).........      57,639    40,599,751
                                          ------------
BULGARIA--2.5%
Republic of Bulgaria
 IAB FRN
 6.6875%, 7/28/11...........      20,000     9,175,000
                                          ------------
ECUADOR--2.6%
Republic of Ecuador
 PDI Bonds FRN
 6.50%, 2/27/15 (g).........      19,029     9,729,016
                                          ------------
VENEZUELA--6.6%
Republic of Venezuela
 DCB FRN
 6.625%, 12/18/07...........      29,500    24,438,906
                                          ------------
Total Other Sovereign
 Debt Obligations
 (cost $100,879,670)........               108,555,985
                                          ------------

Portfolio Of Investments (continued)        ACM Managed Dollar Income Fund, Inc.
================================================================================

                                   Principal
                                    Amount
                                    (000)    U.S. $ Value
---------------------------------------------------------
SOVEREIGN DEBT RELATED--0.9%
Morgan Guaranty Trust Co.
 Spread Note
 U.S. Treasury Bond
 5.875%, 11/15/05 vs.
 Poland PDI Bonds
 3.75%, 10/27/14
 8.00%, 1/24/97 (h)
 (cost $3,500,000)......            $ 3,500  $  3,509,100
                                             ------------
Total Sovereign
 Debt Obligations
 (cost $249,294,169)....                      267,675,618
                                             ------------
U.S. CORPORATE FIXED
INCOME OBLIGATIONS--47.7%

AGRICULTURE--1.4%
Trans-Resources, Inc.
 11.875%, 7/01/02 (i)...              5,000     5,125,000
                                             ------------
AUTOMOBILE--1.5%
APS, Inc.
 11.875%, 1/15/06.......              5,000     5,450,000
                                             ------------
BASIC INDUSTRIES--8.6%
Alpine Group, Inc.
 12.25%, 7/15/03........              4,000     4,300,000
 Crain Industries, Inc.
 13.50%, 8/15/05........              5,000     5,550,000
Haynes International, Inc.
 11.625%, 9/01/04.......              5,500     5,692,500
IMO Industries, Inc.
 11.75%, 5/01/06........              5,000     5,200,000
Unisys Corp.
 12.00%, 4/15/03........             10,750    11,126,250
                                             ------------
Total Basic Industries..                       31,868,750

BROADCASTING--1.3%
Albritton Communications Co.
 9.75%, 11/30/07 (i)....              5,000     4,831,250
                                             ------------
BROADCASTING
& CABLE--3.6%
Charter Communications L.P.
 11.25%, 3/15/06........              7,000     7,227,500

                                   Shares or
                                   Principal
                                    Amount
                                    (000)    U.S. $ Value
---------------------------------------------------------
Intermedia Capital Partners
 11.25%, 8/01/06 (i)....            $ 6,000  $  6,255,000
                                             ------------
Total Broadcasting & Cable                     13,482,500
                                             ------------
BROADCASTING &
MEDIA--5.8%
Park Broadcasting, Inc.
 11.75%, 5/01/04........              7,000     7,980,000
Park Newspapers, Inc.
 11.875%, 5/15/04 (i)...              3,000     3,420,000
Sullivan Graphics, Inc
 12.75%, 8/01/05........              4,000     3,870,000
Telemundo Group, Inc.
 7.00%, 2/15/06.........              6,400     6,112,000
                                             ------------
Total Broadcasting
& Media.................                       21,382,000
                                             ------------
CHEMICALS--0.8%
Uniroyal Technology Corp.
 11.75%, 6/01/03........              3,000     2,827,500
 warrants, expiring
6/1/03 (j)(k)...........                 30        30,000
                                             ------------
Total Chemicals.........                        2,857,500
                                             ------------
ENERGY--2.4%
TransTexas Gas Corp.
 11.50%, 6/15/02........              8,500     9,052,500
                                             ------------
FOOD DISTRIBUTION--1.5%
Specialty Foods Corp.
 11.125%, 10/01/02......              6,000     5,610,000
                                             ------------
GAMING--1.7%
Casino America, Inc.
 12.50%, 8/01/03........              5,800     6,079,125
                                             ------------
GROCERIES--3.1%
Jitney-Jungle Stores of.America
 12.00%, 3/01/06........              6,000     6,397,500
Ralph's Grocery Co.
 11.00%, 6/15/05........              5,000     5,056,250
                                             ------------
Total Groceries.........                       11,453,750
                                             ------------

                                            ACM Managed Dollar Income Fund, Inc.
================================================================================

                                      Principal
                                       Amount
                                       (000)       U.S. $ Value
---------------------------------------------------------------
LEISURE--4.6%
Alamo Rent-A-Car
 11.75%, 01/31/06............         $     5,250  $ 5,722,500
Alliance Gaming Corp.
 12.875%, 6/30/03............               6,000    6,255,000
American Skiing Co.
 12.00%, 7/15/06 (i).........               5,000    5,000,000
                                                   -----------
Total Leisure................                       16,977,500
                                                   -----------
NATURAL RESOURCES--1.8%
Royal Oak Mines, Inc.
 11.00%, 8/15/06.............               6,500    6,727,500
                                                   -----------
PAPER--0.5%
Crown Paper Co.
 11.00%, 9/01/05.............               2,000    1,995,000
                                                   -----------
STEEL--1.3%
Weirton Steel Corp.
 11.375%, 7/01/04............               5,000    4,850,000
                                                   -----------
TELECOMMUNICATIONS--4.3%
CAI Wireless Systems, Inc.
 12.25%, 9/15/02.............               5,000    5,200,000
Dictaphone Corp.
 11.25%, 8/01/05.............               6,000    5,550,000
IXC Communications Inc.
 12.50%, 10/01/05 (l)........               5,000    5,293,750
                                                   -----------
Total Telecommunications.....                       16,043,750
                                                   -----------
TRANSPORTATION--2.7%
Johnstown America Industries, Inc.
 11.75%, 8/15/05.............               5,000    4,525,000

                                       Shares/
                                     Contract or
                                      Principal
                                       Amount
                                       (000)       U.S. $ Value
---------------------------------------------------------------
Terex Corp.
 13.25%, 5/01/02 (i).........         $ 5,150      $  5,420,375
                                                   ------------
Total Transportation.........                         9,945,375
                                                   ------------
UTILITIES--0.8%
Calpine Corp.
 10.50%, 5/15/06 (i).........           3,000         3,075,000
                                                   ------------
Total U.S. Corporate Fixed
 Income Obligations
 (cost $169,724,525).........                       176,806,500
                                                   ------------
NON-U.S. FIXED
INCOME SECURITIES--1.9%
MEXICO--1.8%
Grupo Mexicano
De Desarrollo SA
 8.25%, 2/17/01 (i)
 (cost $6,103,884)...........          10,000         6,500,000
                                                   ------------
WARRANTS--0.1%
Renaissance Cosmetics
Warrants, expiring 8/15/01 (m)
 (cost $108,950).............           8,000           400,000
                                                   ------------
OPTIONS PURCHASED--0.0%
United Mexico States
 expiring October '96
 @ $70.3125
 (cost $360,000).............               1           110,000
                                                   ------------
TOTAL INVESTMENTS--121.8%
 (cost $425,591,530).........                       451,492,118
Other assets less liabilities--(21.8%)              (80,946,074)
                                                   ------------
NET ASSETS--100%.............                      $370,546,044
                                                   ============

Portfolio Of Investments (continued)        ACM Managed Dollar Income Fund, Inc.
================================================================================
--------------------------------------------------------------------------------
* Sovereign debt obligations issued as part of debt restructuring that are collateralized in full as to principal due at maturity by U.S. Treasury zero coupon obligations which have the same maturity as the Brady Bond.
(a) Coupon will increase periodically based upon a predetermined schedule. Stated interest rate in effect at September 30, 1996.
(b)  Security trades with recovery rights expiring June 30, 2003.
(c)  Security trades with oil warrants expiring November 15, 2020.
(d)  Security trades with oil warrants expiring April 15, 2020.
(e)  Security is in default and is non-income producing.
(f)  Coupon consists of 4.50% cash payment and 3.50% paid-in-kind.
(g)  Coupon consists of 3.50% cash payment and 3.00% paid-in-kind.
(h) Principal amount represents par value at purchase date. The redemption value of these securities is indexed to the spread between the referenced treasury yield and the referenced emerging market debt yield.
(i) Securities are exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At September 30, 1996, these securities amounted to $39,626,625 or 10.7% of net assets.
(j)  Non-income producing security.
(k) Each warrant entitles the holder to purchase one share at an exercise price of $4.375 per share. The warrants are exercisable until June 1, 2003.
(l) Security will have an increased interest rate of 0.50% until registration under Rule 144A of the Securities Act of 1933 becomes effective. At that time interest will accrue at the rate shown.
(m) Each warrant entitles the holder to purchase one share at an exercise price of $0.01 per share. The warrants are exerciseable until August 15, 2001.

     Glossary of terms:
     DCB - Debt Conversion Bond.
     FRN - Floating Rate Note. Coupon will fluctuate based upon an interest rate index.
           Stated interest rate in effect at September 30, 1996.
     FRB - Floating Rate Bond. Coupon will fluctuate based upon an interest rate index.
           Stated interest rate in effect at September 30, 1996.
     IAB - Interest Arrears Bond.
     PDI - Past Due Interest Bond.

See notes to financial statements.

Statement Of Assets And Liabilities
September 30, 1996                          ACM Managed Dollar Income Fund, Inc.
================================================================================

ASSETS
 Investments in securities, at value (cost $425,591,530)..............  $451,492,118
 Cash.................................................................     4,123,389
 Interest receivable..................................................    13,607,794
 Receivable for investment securities sold............................     2,557,015
 Deferred organization expenses and other assets......................        24,553
                                                                        ------------
 Total assets.........................................................   471,804,869
                                                                        ------------
LIABILITIES
 Loan payable.........................................................    96,500,000
 Net unrealized depreciation of swap contract.........................     2,637,850
 Interest payable.....................................................       809,936
 Advisory fee payable.................................................       283,178
 Administrative fee payable...........................................        56,636
 Accrued expenses and other liabilities...............................       971,225
                                                                        ------------
 Total liabilities....................................................   101,258,825
                                                                        ------------
NET ASSETS............................................................  $370,546,044
                                                                        ============
COMPOSITION OF NET ASSETS
 Common stock, at par.................................................  $    283,250
 Additional paid-in capital...........................................   391,817,637
 Undistributed net investment income..................................     1,253,406
 Accumulated net realized loss........................................   (46,070,987)
 Net unrealized appreciation of investments and swap contract.........    23,262,738
                                                                        ------------
                                                                        $370,546,044
                                                                        ============
NET ASSET VALUE PER SHARE (based on 28,325,009 shares outstanding)....        $13.08
                                                                              ======

--------------------------------------------------------------------------------
See notes to financial statements.

Statement Of Operations
Year Ended September 30, 1996               ACM Managed Dollar Income Fund, Inc.
================================================================================

INVESTMENT INCOME
Interest........................................................................................                   $ 46,873,669
                                                                                                                   ------------
EXPENSES
Advisory fee....................................................................................    $  3,083,166
Administrative fee..............................................................................         616,633
Custodian.......................................................................................         210,904
Loan origination fee and loan expenses..........................................................         164,840
Transfer agency.................................................................................         120,773
Audit and legal.................................................................................          97,058
Reports and notices to shareholders.............................................................          27,468
Directors' fees.................................................................................          25,072
Amortization of organization expenses...........................................................           8,019
Miscellaneous...................................................................................          58,616
                                                                                                    ------------
Total expenses before interest expense..........................................................       4,412,549
Interest expense................................................................................       6,231,187
                                                                                                    ------------
Total expenses..................................................................................                     10,643,736
                                                                                                                   ------------
Net investment income...........................................................................                     36,229,933
                                                                                                                   ------------
REALIZED AND UNREALIZED GAIN ON
 INVESTMENTS AND OPTIONS
 Net realized gain on investment transactions...................................................                     32,509,148
 Net realized gain on options written...........................................................                      8,020,229
 Net realized gain on swap contracts............................................................                      1,549,500
 Net change in unrealized depreciation of investments, options written and swap contracts.......                     32,913,344
                                                                                                                   ------------
 Net gain on investments........................................................................                     74,992,221
                                                                                                                   ------------
NET INCREASE IN NET ASSETS FROM OPERATIONS......................................................                   $111,222,154
                                                                                                                   ============

Statement Of Changes In Net Assets
================================================================================


                                                                                           Year Ended           Year Ended
                                                                                       September 30, 1996   September 30, 1995
                                                                                       ------------------   ------------------
INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS
 Net investment income............................................................        $ 36,229,933         $ 37,347,975
 Net realized gain (loss) on investment transactions, options written and swap
   contract.......................................................................          42,078,877          (48,890,891)
 Net change in unrealized depreciation of investments, options written
   and swap contract..............................................................          32,913,344           25,563,387
                                                                                          ------------         ------------
 Net increase in net assets from operations.......................................         111,222,154           14,020,471
DIVIDENDS TO SHAREHOLDERS
 Dividends from net investment income.............................................         (35,689,077)         (37,303,113)
 Tax return of capital distribution...............................................                 -0-             (465,363)
COMMON STOCK TRANSACTIONS
 Reinvestment of dividends resulting in the issuance of Common Stock..............                 -0-            4,941,844
                                                                                          ------------         ------------
Total increase (decrease).........................................................          75,533,077          (18,806,161)
NET ASSETS
 Beginning of year................................................................         295,012,967          313,819,128
                                                                                          ------------         ------------
 End of year (including undistributed net investment income of $1,253,406
   at September 30, 1996).........................................................        $370,546,044         $295,012,967
                                                                                          ============         ============

--------------------------------------------------------------------------------
   See notes to financial statements.

Statement Of Cash Flows
Year Ended September 30, 1996               ACM Managed Dollar Income Fund, Inc.
================================================================================

INCREASE (DECREASE) IN CASH FROM OPERATING ACTIVITIES:
 Interest and dividends received.........................    $    40,836,446
 Interest expense paid...................................         (5,961,285)
 Operating expenses paid.................................         (4,356,108)
                                                             ---------------
 Net increase in cash from operating activities..........                         $  30,519,053
INVESTING ACTIVITIES:
 Purchases of long-term investments......................     (1,779,400,599)
 Proceeds from disposition of long-term investments......      1,741,223,386
 Proceeds from disposition of short-term investments, net         30,853,170
                                                             ---------------
 Net decrease in cash from investing activities..........                            (7,324,043)
FINANCING ACTIVITIES*:
 Cash dividends and distributions paid...................        (35,689,077)
 Proceeds from borrowings................................         18,500,000
 Repayment of borrowings.................................         (2,500,000)
                                                             ---------------
 Net decrease in cash from financing activities..........                           (19,689,077)
                                                                                  -------------
 Net increase in cash....................................                             3,505,933
 Cash at beginning of year...............................                               617,456
                                                                                  -------------
 Cash at end of year.....................................                         $   4,123,389
                                                                                  =============
-----------------------------------------------------------------------------------------------
RECONCILIATION OF NET INCREASE IN NET ASSETS FROM
OPERATIONS TO NET INCREASE IN CASH FROM OPERATING
ACTIVITIES:
 Net increase in net assets from operations..............                         $ 111,222,154
ADJUSTMENTS:
 Increase in interest receivable.........................    $    (3,374,375)
 Accretion of bond discount..............................         (3,489,098)
 Increase in accrued expenses............................            882,691
 Increase in interest payable............................            269,902
 Net gain on investments.................................        (74,992,221)
                                                             ---------------
 Total adjustments.......................................                           (80,703,101)
                                                                                  -------------
NET INCREASE IN CASH FROM OPERATING ACTIVITIES...........                         $  30,519,053
                                                                                  =============

--------------------------------------------------------------------------------
* Non-cash financing activities not included herein consist of reinvestment of dividends and distributions.
  See notes to financial statements.

Notes To Financial Statements
September 30, 1996                          ACM Managed Dollar Income Fund, Inc.
================================================================================

NOTE A: Significant Accounting Policies
ACM Managed Dollar Income Fund, Inc. (the "Fund") was incorporated under the laws of the State of Maryland on August 10, 1993 and is registered under the Investment Company Act of 1940 as a non-diversified, closed-end management investment company. The following is a summary of significant accounting policies followed by the Fund.

1. Security Valuation
Portfolio securities traded on a national securities exchange are valued at the last sale price on such exchange on the day of valuation or, if there was no sale on such day, the last bid price quoted on such day. Listed securities not traded and securities traded in the over-the-counter market, including listed debt securities whose primary market is believed to be over-the-counter, are valued at the mean between the most recent quoted bid and asked prices provided by the principal market makers. Publicly traded sovereign debt obligations are typically traded internationally on the over-the-counter market. Due to the nature of the markets for sovereign debt obligations, quotations from several sources are obtained so that the Fund's portfolio investments are not generally priced by a single source. Readily marketable sovereign debt obligations and fixed income securities may be valued on the basis of prices provided by a pricing service when such prices are believed by the Adviser to reflect the fair value of such securities. Options are valued at market value or fair value using methods determined by the Board of Directors. Securities for which market quotations are not readily available are valued in good faith at fair value using methods determined by the Board of Directors. Securities which mature in 60 days or less are valued at amortized cost, which approximates market value, unless this method does not represent fair value.

2. Organization Expenses
Organization expenses of approximately $40,000 were deferred and are being amortized on a straight-line basis through October 1998.

3. Taxes
It is the Fund's policy to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its investment company taxable income and net realized gains, if applicable, to shareholders. Therefore, no provisions for federal income or excise taxes are required.

4. Investment Income and Investment Transactions
Interest income is accrued daily. Dividend income is recorded on the ex-dividend date. Investment transactions are accounted for on the date the investments are purchased or sold. Investment gains and losses are determined on the identified cost basis. The Fund accretes discounts as adjustments to interest income.

5. Dividends and Distributions
Dividends and distributions to shareholders are recorded on the ex-dividend date and are determined in accordance with income tax regulations.

6. Reclassification of Components of Net Assets
During the year the Fund reclassified certain components of net assets. The reclassification resulted in a net increase to undistributed net investment income and a corresponding decrease to accumulated net realized loss on investments of $712,550. This reclassification was the result of permanent book to tax differences in the classification of short term capital gains as ordinary income. Net assets were not affected by the reclassification.

--------------------------------------------------------------------------------

NOTE B: Advisory and Administrative Fees
Under the terms of the Investment Advisory Agreement, the Fund pays Alliance Capital Management, L.P. (the "Adviser") an advisory fee equal to an annualized rate of .75 of 1% of the average adjusted weekly net assets of the Fund during the month.

                                            ACM Managed Dollar Income Fund, Inc.
================================================================================

On November 28, 1995, the Fund entered into a Shareholder Inquiry Agency Agreement with Alliance Fund Services, Inc. ("AFS"), an affiliate of the Investment Adviser, whereby the Fund reimburses AFS for costs relating to servicing phone inquiries for the Fund. During the year ended September 30, 1996 there was no reimbursement paid to AFS.

Under the terms of the Administration Agreement, the Fund pays Princeton Administrators, L.P. (the "Administrator") a monthly fee equal to the annualized rate of .15 of 1% of the Fund's average adjusted weekly net assets. The Administrator prepares financial and regulatory reports for the Fund and provides clerical and other services.

--------------------------------------------------------------------------------

NOTE C: Investment Transactions

Purchases and sales of investment securities (excluding short-term investments, options and U.S. Government Securities) aggregated $1,753,713,212 and $1,770,927,373, respectively, for the year ended September 30, 1996. At September 30, 1996 the cost of securities, for federal income tax purposes was $426,282,872. Accordingly, gross unrealized appreciation of investments was $27,317,697 and gross unrealized depreciation of investments was $2,108,451, resulting in net unrealized appreciation of $25,209,246.

For federal income tax purposes, the Fund had a capital loss carryforward at September 30, 1996 of approximately $36,026,439 which will expire in 2003.

Options Transactions

For investment and hedging purposes, the Fund purchases and writes (sells) put and call options on U.S. and foreign government securities that are traded on U.S. and foreign securities exchanges and over-the-counter markets.

The risk associated with purchasing an option is that the Fund pays a premium whether or not the option is exercised. Additionally, the Fund bears the risk of loss of premium and change in market value should the counterparty not perform under the contract. Put and call options purchased are accounted for in the same manner as portfolio securities. The cost of securities acquired through the exercise of call options is increased by premiums paid. The proceeds from securities sold through the exercise of put options are decreased by the premium paid.

When the Fund writes an option, the premium received by the Fund is recorded as a liability and is subsequently adjusted to the current market value of the option written. Premiums received from writing options which expire unexercised are recorded by the Fund on the expiration date as realized gains from options written. The difference between the premium and the amount paid on effecting a closing purchase transaction, including brokerage commissions, is also treated as a realized gain, or if the premium is less than the amount paid for the closing purchase transaction, as a realized loss. If a call option is exercised, the premium is added to the proceeds from the sale of the underlying security in determining whether the Fund has realized a gain or loss. If a put option is exercised, the premium reduces the cost basis of the security purchased by the Fund. In writing an option, the Fund bears the market risk of an unfavorable change in the price of the security underlying the written option. Exercise of an option written by the Fund could result in the Fund selling or buying a security at a price different from the current market value.

Transactions in options written for the year ended September 30, 1996 were as follows:

                           Number of
Options Written            Contracts    Premium
                          -----------  ---------
Options outstanding at
 beginning of year              165   $ 1,441,276
Options written                 165       379,500
Options terminated in
 closing transactions          (330)   (1,820,776)
                               ----   -----------
Options outstanding at
 September 30, 1996               0   $         0
                               ====   ===========

Notes To Financial Statements (continued)   ACM Managed Dollar Income Fund, Inc.
================================================================================

NOTE D: Interest Rate Swap Agreements
The Fund enters into interest rate swaps on sovereign debt obligations to protect itself from interest rate fluctuations on the underlying floating rate debt instruments. A swap is an agreement that obligates two parties to exchange a series of cash flows at specified intervals based upon or calculated by reference to changes in specified prices or rates for a specified amount of an underlying asset. The payment flows are usually netted against each other, with the difference being paid by one party to the other.

Risks may arise as a result of the failure of another party to the swap contract to comply with the terms of the swap contract. The loss incurred by the failure of a counterparty is generally limited to the net interest payment to be received by the Fund, and/or the termination value at the end of the contract. Therefore the Fund considers the creditworthiness of each counterparty to a swap contract in evaluating potential credit risk. Additionally, risks may arise from unanticipated movements in interest rates or in the value of the underlying securities.

The Fund records a net receivable or payable on a daily basis for the net interest income or expense expected to be received or paid in the interest period. Net interest received or paid on these contracts is recorded as interest income (or as an offset to interest income). Fluctuations in the value of swap contracts are recorded for financial statement purposes as unrealized appreciation or depreciation on interest rate swap contracts.

At September 30, 1996 the Fund had outstanding an interest rate swap contract as follows:


                                    Payments Made             Payments Received
                                     by the Fund                 by the Fund
                            -----------------------------  ------------------------
                                                                                          Unrealized
    Swap      Termination    Notional                       Notional                     Appreciation
Counterparty     Date         Amount          Rate           Amount        Rate         (Depreciation)
------------  -----------   -----------   ---------------  -----------  -----------     --------------
   Morgan      01/01/09     $25,000,000   Floating-LIBOR+  $25,000,000  Fixed-6.61%      $(2,637,850)
  Guaranty                                  plus .8125%

+ LIBOR - London Interbank Offered Rate.

--------------------------------------------------------------------------------

NOTE E: Capital Stock

There are 300,000,000 shares of $.01 par value capital stock authorized. Of the 28,325,009 shares of Common Stock outstanding at September 30, 1996, the Adviser owned 7,100 shares.

During the year ended September 30, 1996, the Fund did not issue shares in connection with the dividend reinvestment plan. During the year ended September 30, 1995, the Fund issued 530,592 shares in connection with the Fund's dividend reinvestment plan.

--------------------------------------------------------------------------------

NOTE F: Bank Borrowing

The Fund entered into a Revolving Credit Agreement with Citibank, N.A. which was reviewed on March 29, 1996. The maximum credit available is $100,000,000 and the amount outstanding as of September 30, 1996 was $96,500,000 with an average interest rate of 6.14%. Interest payments on current borrowings are based on the London Interbank Offered Rate plus a premium. The average daily amount of the loan outstanding during the year ended September 30, 1996 was approximately $90,043,716 with a related weighted average annualized interest rate of 6.92%. The Fund is also obligated to pay Citibank, N.A. a facility fee computed at the rate of .15 of 1% per annum on the full $100,000,000 available.

                                            ACM Managed Dollar Income Fund, Inc.
================================================================================

NOTE G: Concentration of Risk

Investing in securities of foreign companies and foreign governments involves special risks which include revaluation of currencies and future adverse political and economic developments. Moreover, securities of many foreign companies and foreign governments and their markets may be less liquid and their prices more volatile than those of comparable U.S. companies and the United States Government. The Fund invests in the sovereign debt obligations of countries that are considered emerging market countries at the time of purchase. Therefore, the Fund is susceptible to governmental factors and economic and debt restructuring developments adversely affecting the economies of these emerging market countries. In addition, these debt obligations may be less liquid and subject to greater volatility than debt obligations of more developed countries.

Financial Highlights                        ACM Managed Dollar Income Fund, Inc.
================================================================================
Selected Data For A Share Of Common Stock Outstanding Throughout Each Period

                                                                   Year Ended
                                                                  September 30,       October 22, 1993*
                                                                -----------------            to
                                                                 1996       1995      September 30, 1994
                                                                ------     ------     ------------------
Net asset value, beginning of period.........................   $10.42     $11.29         $14.04(a)
                                                                ------     ------         ------
Income From Investment Operations
---------------------------------
Net investment income........................................     1.27       1.32           1.13
Net realized and unrealized gain (loss) on
 investments and options written.............................     2.65       (.85)         (2.66)
                                                                ------     ------         ------
Net increase (decrease) in net asset value from operations...     3.92        .47          (1.53)
                                                                ------     ------         ------
Less: Dividends and Distributions
---------------------------------
Dividends from net investment income.........................    (1.26)     (1.32)         (1.13)
Distributions in excess of net investment income.............      -0-        -0-           (.02)
Tax return of capital distribution...........................      -0-       (.02)          (.07)
                                                                ------     ------         ------
Total distributions..........................................    (1.26)     (1.34)         (1.22)
                                                                ------     ------         ------
Net asset value, end of period...............................   $13.08     $10.42         $11.29
                                                                ------     ------         ------
Market value, end of period..................................   $11.75     $9.875         $11.25
                                                                ======     ======         ======
Total Return (b)
----------------
Total investment return based on:
Market value.................................................    33.53%      0.92%       (11.94)%
Net asset value..............................................    40.86%      6.11%       (11.62)%
Ratios/Supplemental Data
------------------------
Net assets, end of year (000's omitted)...................... $370,546   $295,013       $313,819
Ratio of expenses to average net assets......................     2.59%      2.83%      1.78%(c)
Ratio of expenses to average net assets excluding interest
 expense.....................................................     1.07%      1.17%      1.07%(c)
Ratio of net investment income to average net assets.........     8.79%     10.56%      8.54%(c)
Portfolio turnover rate......................................      443%       344%           225%

--------------------------------------------------------------------------------
*   Commencement of operations.
(a) Net of offering costs of $.06.
(b) Total investment return is calculated assuming a purchase of common stock on the opening of the first day and a sale on the closing of the last day of the year reported. Dividends and distributions, if any, are assumed for purposes of this calculation, to be reinvested at prices obtained under the Fund's dividend reinvestment plan. Generally, total investment return based on net asset value will be higher than the total investment return based on market value in periods where there is an increase in the discount or a decrease in the premium of the market value to the net asset value from the beginning to the end of such periods. Conversely, total investment return based on net asset value will be lower than total investment return based on market value in periods where there is a decrease in the discount or an increase in the premium of the market value to the net asset value from the beginning to the end of such periods. Total investment return calculated for a period of less than year is not annualized.
(c) Annualized.

Report Of Ernst & Young LLP
Independent Auditors                        ACM Managed Dollar Income Fund, Inc.
================================================================================

To the Shareholders and Board of Directors
ACM Managed Dollar Income Fund, Inc.

We have audited the accompanying statement of assets and liabilities of ACM Managed Dollar Income Fund, Inc., including the portfolio of investments, as of September 30, 1996, and the related statements of operations and cash flows for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 1996, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of ACM Managed Dollar Income Fund, Inc. at September 30, 1996, the results of its operations and its cash flows for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the indicated periods, in conformity with generally accepted accounting principles.


                                                           /s/ Ernst & Young LLP

New York, New York
November 8, 1996

Portfolio Of Investments
September 30, 1995                          ACM Managed Dollar Income Fund, Inc.
================================================================================

                                                 Principal
                                                  Amount
                                                   (000)           U.S. $ Value
--------------------------------------------------------------------------------
SOVEREIGN DEBT
OBLIGATIONS--66.2%
COLLATERALIZED
BRADY BONDS*--38.6%

BRAZIL--9.6%
Republic of Brazil
 Par Bonds (a)
 YL3, 4.25%, 4/15/24........                     $11,000          $  5,355,625
 YL4, 4.25%, 4/15/24........                      47,300            23,029,188
                                                                  ------------
Total Brazilian Securities
 (cost $27,552,655).........                                        28,384,813
                                                                  ------------
MEXICO--6.2%
United Mexican States
 Euro Par Bonds
 6.25%, 12/31/19
 Series A...................                      15,000             9,140,625
 Series B...................                      15,000             9,140,625
                                                                  ------------
Total Mexican Securities
 (cost $18,078,489).........                                        18,281,250
                                                                  ------------
JORDAN--6.0%
The Kingdom of Jordan
 Par Bonds
 4.00%, 12/23/23 (a)
 (cost $21,369,821).........                      39,670            17,752,325
                                                                  ------------
ECUADOR--4.8%
Republic of Ecuador
 Discount Bonds FRN
 6.8125%, 2/28/25 (b)
 (cost $14,754,341).........                      28,850            14,244,688
                                                                  ------------
VENEZUELA--4.4%
Republic of Venezuela
 Par Bonds
 6.75%, 3/31/20
 Series A...................                      15,000             7,696,875
 Series B...................                      10,500             5,387,813
                                                                  ------------
Total Venezuelan Securities
 (cost $13,081,805).........                                        13,084,688
                                                                  ------------
NIGERIA--3.4%
Central Bank of Nigeria
 Par Bonds VRN
 6.25%, 11/15/20 (b)
 (cost $9,578,289)..........                      22,000             9,872,500
                                                                  ------------
PHILIPPINES--2.8%
Central Bank of Philippines
 Par Bonds
 5.75%, 12/01/17 (a)
 (cost $8,105,544)..........                      10,900             8,089,844
                                                                  ------------
ARGENTINA--1.4%
Republic of Argentina
 Euro Par Bonds
 5.00%, 3/31/23 (a)
 (cost $3,981,548)..........                       8,300             4,033,260
                                                                  ------------
Total Collateralized
 Brady Bonds
 (cost $116,502,492)........                                       113,743,368
                                                                  ------------
LOAN PARTICIPATIONS &
ASSIGNMENTS--4.4%

ALGERIA--1.9%
Algeria Refinanced Trust
 Tranche B
 Loan Assignment FRN
 3/04/97 (b)
 8.1875%....................                      12,000             4,440,000
 7.3125%....................                       3,000             1,110,000
                                                                  ------------
Total Algerian Securities
 (cost $13,272,173).........                                         5,550,000
                                                                  ------------
RUSSIA--1.1%
Vneshekonombank
 Loan Assignment (c)
 (cost $3,193,750)..........                      10,000             3,281,250
                                                                  ------------
MOROCCO--1.0%
Republic of Morocco
 Loan Participation FRN
 6.6875%, 1/01/09 (b)
 (cost $3,254,571)..........                       5,000             3,126,550
                                                                  ------------
NICARAGUA--0.4%
Republic of Nicaragua
 Loan Assignment (c)
 (cost $1,740,000)..........                      13,000             1,056,250
                                                                  ------------
Total Loan Participations &
 Assignments
 (cost $21,460,494).........                                        13,014,050
                                                                  ------------

Portfolio Of Investments (continued)        ACM Managed Dollar Income Fund, Inc.
================================================================================

                                                 Principal
                                                  Amount
                                                   (000)           U.S. $ Value
--------------------------------------------------------------------------------
OTHER SOVEREIGN
DEBT OBLIGATIONS--23.2%

BULGARIA--9.1%
Republic of Bulgaria
 IAB FRN
 6.75%, 7/28/11 (b)
 (cost $24,329,693).........                     $59,384         $  26,778,447
                                                                 -------------
POLAND--6.2%
Republic of Poland
 PDI Bonds (a)
 3.25%, 10/27/14
 (cost $18,181,346).........                      29,000            18,369,615
                                                                 -------------
VENEZUELA--3.1%
Republic of Venezuela
 DCB FRN
 6.8125%, 12/18/07 (b)
 (cost $9,138,883)..........                      18,000             9,106,875
                                                                 -------------
BRAZIL--3.0%
Republic of Brazil C Bonds
 8.00%, 4/15/14 (d).........                      10,300             5,487,973
Republic of Brazil
 DCB FRN
 7.3125%, 4/15/12 (b).......                       6,000             3,472,470
                                                                 -------------
Total Brazilian Securities
 (cost $8,552,124)..........                                         8,960,443
                                                                 -------------
ECUADOR--1.8%
Republic of Ecuador
 PDI Bonds
 6.8125%, 2/27/15 (e).......                      13,785             4,273,336
Republic of Ecuador
 IEB FRN
 6.75%, 12/21/04 (b)........                       1,720             1,014,741
                                                                 -------------
Total Ecuadorian Securities
 (cost $4,850,060)..........                                         5,288,077
                                                                 -------------
Total Other Sovereign Debt
 Obligations (cost $65,052,106)                                     68,503,457
                                                                 -------------
Total Sovereign
 Debt Obligations
 (cost $203,015,092)........                                       195,260,875
                                                                 -------------
U.S. CORPORATE FIXED
INCOME OBLIGATIONS--51.6%

Acetex Corp.
 9.75%, 10/01/03 (f)........                       2,840             2,864,850
Algoma Steel, Inc.
 12.375%, 7/15/05...........                       7,000             6,440,000
Bruno's, Inc.
 10.50%, 8/01/05............                       4,000             3,920,000
CAI Wireless Systems, Inc.
 12.25%, 9/15/02............                       5,000             5,212,500
Calmar, Inc.
 11.50%, 8/15/05 (f)........                       5,000             5,075,000
Crain Industries, Inc.
 13.50%, 8/15/05 (f)........                       5,000             5,175,000
Crown Paper Co.
 11.00%, 9/01/05............                       6,000             5,970,000
Dictaphone Corp.
 11.75%, 8/01/05............                       5,000             5,025,000
GNF Corp.
 10.625%, 4/01/03...........                       5,000             4,375,000
Galaxy Telecom L.P.
 12.375%, 10/01/05..........                       4,540             4,534,325
Gearbulk Holding, Ltd.
 11.25%, 12/01/04...........                       7,000             7,455,000
Graphic Controls Corp.
 12.00%, 9/15/05 (f)........                       4,000             4,060,000
Harvard Industries, Inc.
 11.125%, 8/01/05 (f).......                       5,000             5,112,500
International Wire Group, Inc.
 11.75%, 6/01/05 (f)........                       6,000             6,090,000
Johnstown America Industries, Inc.
 11.75%, 8/15/05............                       5,000             4,987,500
Mohegan Tribal
 Gaming Authority
 13.50%, 11/15/02 (f).......                       3,000             3,112,500
Peoples Telephone
 Company, Inc.
 12.25%, 7/15/02 (f)........                       5,000             5,175,000
Premier Parks, Inc.
 12.00%, 8/15/03 (f)........                       5,000             5,100,000
Primeco, Inc.
 12.75%, 3/01/05............                       8,000             8,280,000
Ralphs Grocery Co.
 10.45%, 6/15/04............                       5,000             4,912,500

                                            ACM Managed Dollar Income Fund, Inc.
================================================================================
                                                 Shares or
                                                 Principal
                                                  Amount
                                                   (000)           U.S. $ Value
--------------------------------------------------------------------------------
Renaissance Cosmetics, Inc.
 13.75%, 8/15/01..............                    $ 4,000          $  3,980,000
 warrants (c)(g)..............                          8               140,000
SC International Services, Inc.
 13.00%, 10/01/05.............                      2,000             2,020,000
Sullivan Graphics, Inc.
 12.75%, 8/01/05 (f)..........                      5,000             4,981,250
Tembec Finance Corp.
 9.875%, 9/30/05..............                      4,000             3,980,000
Terex Corp.
 13.75%, 5/15/02 (f)..........                      4,300             3,547,500
Terra Industries, Inc.
 10.50%, 6/15/05..............                      7,000             7,385,000
Trans-Resources, Inc.
 11.875%, 7/01/02 (f).........                      5,000             4,725,000
TransTexas Gas Corp.
 11.50%, 6/15/02..............                      6,000             6,300,000
Trump Plaza Funding, Inc.
 10.875%, 6/15/01.............                      6,000             5,565,000
Tultex Corp.
 10.625%, 3/15/05.............                      6,500             6,816,875
                                                                   ------------
Total U.S. Corporate Fixed
 Income Obligations
 (cost $150,500,021)..........                                      152,317,300
                                                                   ------------
NON-U.S. FIXED
INCOME SECURITIES--3.1%

ARGENTINA--2.6%
Acindar Industries FRN
 11.875%, 11/12/98 (b)........                     7,000              5,005,000
MetroGas, S.A.
 12.00%, 8/15/00 (f)..........                     2,750              2,701,875
                                                                   ------------
Total Argentinian Securities
 (cost $9,087,857)............                                        7,706,875
                                                                   ------------
MEXICO--0.5%
Tribasa Toll Road
 Euro-Dollar Trust 1
 10.50%, 12/01/11 (f)
 (cost $1,961,317)............                     2,000              1,530,000
                                                                   ------------
Total Non-U.S. Fixed
 Income Securities
 (cost $11,049,174)...........                                        9,236,875
                                                                   ------------

================================================================================

                                                Contracts or
                                                 Principal
                                                  Amount
                                                   (000)           U.S. $ Value
--------------------------------------------------------------------------------
OTHER SOVEREIGN
DEBT RELATED--4.9%
Bayerische Landesbank
 Spread Notes--U.S.
 Treasury Bonds 7.625%,
 2/15/25 versus Brazil
 Par Bonds 4.00%, 4/15/24
 9.125%, 3/28/96 (h)..........                   $ 3,000            $ 2,806,800
Morgan Guaranty Trust Co. (i)
 Linked to U.S. $
  Restructured Ivory Coast
  9.00%, 12/19/95.............                     1,699              1,789,709
 Linked to U.S. $
  Unrestructured Ivory Coast
  9.00%, 12/19/95.............                     1,773              1,754,765
 Linked to Vneshekonombank
  10.00%, 1/23/96.............                     7,520              8,189,503
                                                                   ------------
Total Other Sovereign Debt
 Related (cost $13,991,696)...                                       14,540,777
                                                                   ------------
TIME DEPOSIT--4.1%
 State Street Bank & Trust Co.,
 5.50%, 10/02/95
 (cost $12,000,000)...........                    12,000             12,000,000
                                                                   ------------
CALL OPTIONS
PURCHASED--0.2%
Vneshekonombank
 Loan Assignment
 expiring October '95
 @ $31.25.....................                       200                469,200
Republic of Argentina
 Euro Par Bonds
 5.00%, 3/31/23
 expiring December '95
 @ $72.50.....................                       165                 38,527
                                                                   ------------
Total Call Options Purchased
 (cost $361,650)..............                                          507,727
                                                                   ------------
TOTAL INVESTMENTS--130.1%
 (cost $390,917,633)..........                                     $383,863,554
                                                                   ------------

Portfolio Of Investments (continued)        ACM Managed Dollar Income Fund, Inc.


================================================================================

                                                       Contracts  U.S. $ Value
--------------------------------------------------------------------------------
OUTSTANDING PUT
OPTION WRITTEN--(0.4%)
Republic of Argentina
 Euro Par Bonds
 5.00%, 3/31/23
 expiring December '95
 @ $68.50 (premium
 received $1,441,276)......                               165     $ (1,240,553)
                                                                  ------------
TOTAL INVESTMENTS, NET
OF OUTSTANDING OPTION
WRITTEN--129.7%                                                    382,623,001
Other assets less liabilities--(29.7%)                             (87,610,034)
                                                                  ------------
NET ASSETS--100%                                                  $295,012,967
                                                                  ============


--------------------------------------------------------------------------------

* Sovereign debt obligations issued as part of debt restructurings that are collateralized in full as to principal due at maturity by U.S. Treasury zero coupon obligations which have the same maturity as the Brady Bond.
(a) Coupon will increase periodically based upon a predetermined schedule. Stated interest rate in effect at September 30, 1995.
(b) Coupon will fluctuate based upon an interest rate index. Stated interest rate in effect at September 30, 1995.
(c) Non-income producing security.
(d) Coupon consists of 4.00% cash payment and 4.00% paid-in-kind.
(e) Coupon consists of 3.00% cash payment and 3.8125% paid-in-kind.
(f) Securities are exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At September 30, 1995, these securities amounted to $59,250,475 or 20.1% of net assets.
(g) Each warrant entitles the holder to purchase a share of common stock at an exercise price of $0.01 per share. The warrants are exerciseable until August 15, 2001.
(h) The redemption value of this security is indexed to the spread between the referenced treasury yield and the referenced emerging market debt yield.
(i) The redemption value of these securities is linked to the change in the bid price of the referenced emerging market debt.

    Glossary of terms:
    DCB - Debt Conversion Bonds.
    FRN - Floating Rate Note.
    IAB - Interest Arrears Bonds.
    IEB - Interest Equalization Bonds.
    PDI - Past Due Interest.
    VRN - Variable Rate Note.

See notes to financial statements.

Statement Of Assets And Liabilities
September 30, 1995                          ACM Managed Dollar Income Fund, Inc.
================================================================================

ASSETS
 Investments in securities, at value (cost $390,917,633)..................................     $383,863,554
 Cash.....................................................................................          617,456
 Receivable for investment securities sold................................................       11,459,537
 Interest receivable......................................................................       10,233,419
 Deferred organization expenses and other assets..........................................           32,573
                                                                                               ------------
 Total assets.............................................................................      406,206,539
                                                                                               ------------
LIABILITIES
 Outstanding option written, at value (premium received $1,441,276).......................        1,240,553
 Loan payable.............................................................................       80,500,000
 Payable for investment securities purchased..............................................       25,687,387
 Net unrealized depreciation of swap contracts............................................        2,797,250
 Interest payable.........................................................................          540,034
 Advisory fee payable.....................................................................          238,814
 Administrative fee payable...............................................................           47,762
 Accrued expenses and other liabilities...................................................          141,772
                                                                                               ------------
 Total liabilities........................................................................      111,193,572
                                                                                               ------------
NET ASSETS (equivalent to $10.42 per share, based on 28,325,009 shares outstanding).......     $295,012,967
                                                                                               ============
COMPOSITION OF NET ASSETS
 Common stock, at par.....................................................................     $    283,250
 Additional paid-in capital...............................................................      391,817,637
 Accumulated net realized loss............................................................      (87,437,314)
 Net unrealized depreciation of investments, options and swap contracts...................       (9,650,606)
                                                                                               ------------
                                                                                               $295,012,967
                                                                                               ============
NET ASSET VALUE PER SHARE.................................................................           $10.42
                                                                                                     ======
-----------------------------------------------------------------------------------------------------------

See notes to financial statements.

Statement Of Operations
Year Ended September 30, 1995               ACM Managed Dollar Income Fund, Inc.
================================================================================

INVESTMENT INCOME
 Interest.....................................................................................    $46,896,994
 Dividends....................................................................................        478,515    $  47,375,509
                                                                                                  -----------
EXPENSES
 Advisory fee.................................................................................      2,662,568
 Administrative fee...........................................................................        532,520
 Loan origination fee and loan expenses.......................................................        348,792
 Audit and legal..............................................................................        174,332
 Custodian....................................................................................        170,643
 Transfer agency..............................................................................        104,407
 Reports and notices to shareholders..........................................................         66,222
 Directors' fees..............................................................................         27,376
 Amortization of organization expenses........................................................          7,997
 Miscellaneous................................................................................         61,178
                                                                                                  -----------
 Total expenses before interest...............................................................      4,156,035
 Interest expense.............................................................................      5,871,499
                                                                                                  -----------
 Total expenses...............................................................................                      10,027,534
                                                                                                                 -------------
 Net investment income........................................................................                      37,347,975
                                                                                                                 -------------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND OPTIONS
 Net realized loss on investment transactions.................................................                     (46,041,439)
 Net realized loss on option transactions.....................................................                      (2,849,452)
 Net change in unrealized depreciation of investments, options and swap contracts.............                      25,563,387
                                                                                                                 -------------
 Net loss on investments......................................................................                     (23,327,504)
                                                                                                                 -------------
NET INCREASE IN NET ASSETS FROM OPERATIONS....................................................                   $  14,020,471
                                                                                                                 =============


Statement Of Changes In Net Assets
================================================================================

                                                                                        For The            October 22, 1993*
                                                                                      Year Ended                  to
                                                                                  September 30, 1995      September 30, 1994
                                                                                  ------------------      ------------------
INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS
 Net investment income...........................................................     $ 37,347,975            $ 31,168,079
 Net realized loss on investment and option transactions.........................      (48,890,891)            (38,165,107)
 Net change in unrealized depreciation of investments, options and swap contracts       25,563,387             (35,213,993)
                                                                                      ------------            ------------
 Net increase (decrease) in net assets from operations...........................       14,020,471             (42,211,021)

DIVIDENDS TO SHAREHOLDERS
 Dividends from net investment income............................................      (37,303,113)            (31,168,079)
 Distributions in excess of net investment income................................              -0-                (448,110)
 Tax return of capital distribution..............................................         (465,363)             (1,884,838)

COMMON STOCK TRANSACTIONS
 Net proceeds from sale of common stock..........................................              -0-             383,097,000
 Offering costs charged to additional paid-in capital............................              -0-              (1,390,000)
 Reinvestment of dividends resulting in the issuance of Common Stock.............        4,941,844               7,724,066
                                                                                      ------------            ------------
 Total increase (decrease).......................................................      (18,806,161)            313,719,018

NET ASSETS
 Beginning of period.............................................................      313,819,128                 100,110
                                                                                      ------------            ------------
 End of period...................................................................     $295,012,967            $313,819,128
                                                                                      ============            ============
-------------------------------------------------------------------------------------------------------------------------------

* Commencement of operations.
  See notes to financial statements.

Statement Of Cash Flows
Year Ended September 30, 1995               ACM Managed Dollar Income Fund, Inc.
================================================================================

INCREASE (DECREASE) IN CASH FROM OPERATING ACTIVITIES:
 Interest and dividends received..........................................      $    43,699,992
 Interest expense paid....................................................           (6,438,582)
 Operating expenses paid..................................................           (5,488,128)
                                                                                ---------------
 Net increase in cash from operating activities...........................                          $ 31,773,282

INVESTING ACTIVITIES:
 Purchases of long-term portfolio investments.............................       (1,233,426,261)
 Proceeds from disposition of long-term portfolio investments.............        1,274,321,487
 Purchases of short-term portfolio investments, net.......................          (28,467,052)
                                                                                ---------------
 Net increase in cash from investing activities...........................                            12,428,174

FINANCING ACTIVITIES*:
 Cash dividends and distributions paid....................................          (33,084,000)
 Proceeds from borrowings.................................................           15,000,000
 Repayment of borrowings..................................................          (25,500,000)
                                                                                ---------------
 Net decrease in cash from financing activities...........................                           (43,584,000)
                                                                                                    ------------
 Net increase in cash.....................................................                               617,456
 Cash at beginning of year................................................                                   -0-
                                                                                                    ------------
 Cash at end of year......................................................                          $    617,456
                                                                                                    ============
----------------------------------------------------------------------------------------------------------------
RECONCILIATION OF NET INCREASE IN NET ASSETS FROM
OPERATIONS TO NET INCREASE IN CASH FROM OPERATING
ACTIVITIES:
 Net increase in net assets from operations...............................                           $14,020,471

ADJUSTMENTS:
 Decrease in interest receivable..........................................          $   108,294
 Accretion of bond discount...............................................           (3,783,811)
 Decrease in accrued expenses.............................................           (1,332,093)
 Decrease in interest payable.............................................             (567,083)
 Net loss on investments..................................................           23,327,504
                                                                                    -----------
 Total adjustments........................................................                            17,752,811
                                                                                                     -----------
NET INCREASE IN CASH FROM OPERATING ACTIVITIES............................                           $31,773,282
                                                                                                     ===========
-------------------------------------------------------------------------------------------------------------------------------

* Non-cash financing activities not included herein consist of reinvestment of dividends and distributions.
  See notes to financial statements.

Notes To Financial Statements
September 30, 1995                          ACM Managed Dollar Income Fund, Inc.
================================================================================

NOTE A: Significant Accounting Policies

ACM Managed Dollar Income Fund, Inc. (the "Fund") was incorporated under the laws of the State of Maryland on August 10, 1993 and is registered under the Investment Company Act of 1940 as a non-diversified, closed-end management investment company. On October 19, 1993, the Fund sold 7,100 shares of common stock for $100,110 to Alliance Capital Management, L.P. (the "Adviser"). The Fund commenced operations on October 22, 1993. The following is a summary of significant accounting policies followed by the Fund.

1. Security Valuation

Portfolio securities traded on a national securities exchange are valued at the last sale price on such exchange on the day of valuation or, if there was no sale on such day, the last bid price quoted on such day. Listed securities not traded and securities traded in the over-the-counter market, including listed debt securities whose primary market is believed to be over-the-counter, are valued at the mean between the most recent quoted bid and asked prices provided by the principal market makers. Publicly traded sovereign debt obligations are typically traded internationally on the over-the-counter market. Due to the nature of the markets for sovereign debt obligations, quotations from several sources are obtained so that the Fund's portfolio investments are not generally priced by a single source. Readily marketable sovereign debt obligations and fixed income securities may be valued on the basis of prices provided by a pricing service when such prices are believed by the Adviser to reflect the fair value of such securities. Options are valued at market value or fair value using methods determined by the Board of Directors. Securities for which market quotations are not readily available are valued in good faith at fair value using methods determined by the Board of Directors. Securities which mature in 60 days or less are valued at amortized cost, which approximates market value, unless this method does not represent fair value.

2. Organization Expenses

Organization expenses of approximately $40,000 were deferred and are being amortized on a straight-line basis through October 1998.

3. Taxes

It is the Fund's policy to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its investment company taxable income and net realized gains, if applicable, to shareholders. Therefore, no provisions for federal income or excise taxes are required.

4. Investment Income and Investment Transactions

Interest income is accrued daily. Dividend income is recorded on the ex-dividend date. Investment transactions are accounted for on the date the investments are purchased or sold. Investment gains and losses are determined on the identified cost basis. The Fund accretes discounts as adjustments to interest income.

5. Dividends and Distributions

Dividends and distributions to shareholders are recorded on the ex-dividend date and are determined in accordance with income tax regulations.

6. Reclassification of Components of Net Assets

During the year, the Fund reclassified certain components of net assets. The reclassifications were the result of permanent book to tax differences as well as a reclassification of the tax return of capital. The reclassifications resulted in a net decrease to distributions in excess of net investment income and a corresponding decrease to additional paid-in capital of $465,363. Net assets were not affected by the reclassifications.

                                            ACM Managed Dollar Income Fund, Inc.
================================================================================

NOTE B: Advisory and Administrative Fees

Under the terms of an Investment Advisory Agreement, the Fund pays the Adviser an advisory fee equal to an annualized rate of .75 of 1% of the average adjusted weekly net assets of the Fund during the month. Under the terms of an Administration Agreement, the Fund pays Middlesex Administrators L.P (the "Administrator") a monthly fee equal to the annualized rate of .15 of 1% of the Fund's average adjusted weekly net assets. The Administrator prepares financial and regulatory reports for the Fund and provides clerical and other services.

--------------------------------------------------------------------------------

NOTE C: Investment Transactions

Purchases and sales of investment securities (excluding short-term investments and options) aggregated $1,241,439,273 and $1,293,778,077, respectively, for the year ended September 30, 1995. At September 30, 1995, the cost of securities for federal income tax purposes was $394,441,636. Accordingly, gross unrealized appreciation of investments was $8,783,582 and gross unrealized depreciation of investments was $19,361,664, resulting in net unrealized depreciation of $10,578,082.

For federal income tax purposes, the Fund had a capital loss carryforward at September 30, 1995 of approximately $48,700,000 which will expire in 2003.

Options Transactions

For hedging purposes, the Fund purchases and writes (sells) put and call options on U.S. and foreign government securities that are traded on U.S. and foreign securities exchanges and over-the-counter markets.

The risk associated with purchasing an option is that the Fund pays a premium whether or not the option is exercised. Additionally, the Fund bears the risk of loss of premium and change in market value should the counterparty not perform under the contract. Put and call options purchased are accounted for in the same manner as portfolio securities. The cost of securities acquired through the exercise of call options is increased by premiums paid. The proceeds from securities sold through the exercise of put options are decreased by the premium paid.

When the Fund writes an option, the premium received by the Fund is recorded as a liability and is subsequently adjusted to the current market value of the option written. Premiums received from writing options which expire unexercised are recorded by the Fund on the expiration date as realized gains from option transactions. The difference between the premium received and the amount paid on effecting a closing purchase transaction, including brokerage commissions, is also treated as a realized gain, or if the premium is less than the amount paid for the closing purchase transaction, as a realized loss. If a call option is exercised, the premium is added to the proceeds from the sale of the underlying security in determining whether the Fund has realized a gain or loss. If a put option is exercised, the premium reduces the cost basis of the security purchased by the Fund. In writing an option, the Fund bears the market risk of an unfavorable change in the price of the security underlying the written option. Exercise of an option written by the Fund could result in the Fund selling or buying a security at a price different from the current market value.

Transactions in options written for the year ended September 30, 1995 were as follows:

                                              Number of       Premiums
Options Written                               Contracts       Received
                                              ---------      -----------
Options outstanding at
  beginning of year.............                  950        $ 2,495,000
Options written.................                2,237         11,438,564
Options expired.................               (1,050)        (1,492,500)
Options exercised...............                 (655)        (5,541,750)
Options terminated in
  closing transactions..........               (1,317)        (5,458,038)
                                               ------        -----------
Options outstanding at
  September 30, 1995............                  165        $ 1,441,276
                                               ======        ===========

Notes To Financial Statements (continued)   ACM Managed Dollar Income Fund, Inc.
================================================================================

NOTE D: Interest Rate Swap Agreements

The Fund enters into interest rate swaps on sovereign debt obligations to protect itself from interest rate fluctuations on the underlying floating rate debt instruments. An interest rate swap is an agreement that obligates two parties to exchange a series of cash flows at specified intervals based upon or calculated by reference to changes in specified prices or rates for a specified amount of an underlying asset. The payment flows are usually netted against each other, with the difference being paid by one party to the other.

Risks may arise as a result of the failure of another party to the swap contract to comply with the terms of the swap contract. The loss incurred by the failure of a counterparty is generally limited to the net interest payment to be received by the Fund, and/or the termination value at the end of the contract. Therefore the Fund considers the creditworthiness of each counterparty to a swap contract in evaluating potential credit risk. Additionally, risks may arise from unanticipated movements in interest rates or in the value of the underlying securities.

The Fund records a net receivable or payable on a daily basis for the net interest income or expense expected to be received or paid in the interest period. Net interest received or paid on these contracts is recorded as interest income (or as an offset to interest income). Fluctuations in the value of swap contracts are recorded for financial statement purposes as unrealized appreciation or depreciation on interest rate swap contracts.

The Fund has entered into Interest Rate Swap Agreements with Morgan Guaranty Trust Company of New York ("Morgan").

At September 30, 1995, the Fund had outstanding interest rate swaps as follows:

                                                              Rate Type
                                                  -----------------------------------
                                                                                           Unrealized
        Swap         Notional     Termination     Payments Made     Payments Received     Appreciation
     Counterparty     Amount          Date         by the Fund         by the Fund       (Depreciation)
     ------------  ------------   -----------     ---------------   -----------------    --------------
       Morgan      $25,000,000*     2/09/96       Floating-LIBOR+     Floating-LIBOR
                                                    plus 1.000%        plus .8125%         $  132,750
       Morgan       50,000,000      1/01/09       Floating-LIBOR
                                                    plus .8125%       Fixed-6.6100%        (2,930,000)
                                                                                          -----------
                                                                                          $(2,797,250)
                                                                                          ===========

* The payments made by the Fund are based on a notional amount of $15,653,255.
+ LIBOR--London Interbank Offered Rate.

--------------------------------------------------------------------------------

NOTE E: Capital Stock

There are 300,000,000 shares of $.01 par value capital stock authorized. Of the 28,325,009 shares of Common Stock outstanding at September 30, 1995, the Adviser owned 7,100 shares. In addition to the shares issued to the Adviser, an initial public offering of the Fund's shares resulted in the issuance of 27,170,000 shares of the Fund's common stock, for net proceeds of $383,097,000 after deducting underwriting discounts and commissions. Offering costs of $1,390,000 relating to the initial public offering have been charged to additional paid-in capital. During the year ended September 30, 1995, and for the period from October 22, 1993 to September 30, 1994, the Fund issued 530,592 and 617,317 shares, respectively, in connection with the Fund's Dividend Reinvestment Plan.

                                            ACM Managed Dollar Income Fund, Inc.
================================================================================

NOTE F:  Bank Borrowing

The Fund entered into a Revolving Credit Agreement with Citibank, N.A. on March 31, 1994. The maximum credit available is $100,000,000 and the amount outstanding as of September 30, 1995 was $80,500,000 with an average interest rate of 7.30%. Interest payments on current borrowings are based on the London Interbank Offered Rate plus a premium. The average daily amount of the loan outstanding during the year ended September 30, 1995 was approximately $81,200,000 with a related weighted average annualized interest rate of 7.13%. The Fund is also obligated to pay Citibank, N.A. a commitment fee computed at the rate of .25 of 1% per annum on the average daily unused portion of the revolving credit.

--------------------------------------------------------------------------------

NOTE G: Concentration of Risk

Investing in securities of foreign companies and foreign governments involves special risks which include revaluation of currencies and future adverse political and economic developments. Moreover, securities of many foreign companies and foreign governments and their markets may be less liquid and their prices more volatile than those of comparable U.S. companies and the United States Government. The Fund invests in the sovereign debt obligations of countries that are considered emerging market countries at the time of purchase. Therefore, the Fund is susceptible to governmental factors and economic and debt restructuring developments adversely affecting the economies of these emerging market countries. In addition, these debt obligations may be less liquid and subject to greater volatility than debt obligations of more developed countries.

--------------------------------------------------------------------------------

NOTE H: Quarterly Results of Operations (unaudited)

                                                                             Net Change
                                                 Net Realized and           In Net Assets
                           Net Investment      Unrealized Gain (Loss)      Resulting from       Market Price
                               Income             on Investments             Operations            on NYSE
                         -----------------     ----------------------     ----------------     --------------
                          Total       Per        Total         Per         Total      Per
Quarter Ended             (000)      Share       (000)        Share        (000)     Share      High     Low
-------------            -------    ------     --------     ---------     -------   -------    ------  ------
September 30, 1995.....  $ 9,199     $ .32     $ 13,397       $  .47      $ 22,596   $  .79   $ 10.000 $ 9.250
June 30, 1995..........    9,489       .34       42,762         1.52        52,251     1.86   $ 10.125 $ 8.250
March 31, 1995.........    9,697       .34      (36,750)       (1.31)      (27,053)    (.97)  $ 10.500 $ 7.625
December 30, 1994......    8,963       .32      (42,737)       (1.53)      (33,774)   (1.21)  $ 11.125 $ 9.500
                         -------     -----     --------       ------      --------   ------
                         $37,348     $1.32     $(23,328)      $ (.85)     $ 14,020   $  .47
                         =======     =====     ========       ======      ========   ======

September 30, 1994.....  $ 8,633     $ .31     $ 13,422       $  .48      $ 22,055   $  .79   $ 12.125 $10.500
June 30, 1994..........    8,550       .31      (11,729)        (.42)       (3,179)    (.11)  $ 13.250 $11.000
March 31, 1994.........    7,855       .29      (85,763)       (3.12)      (77,908)   (2.83)  $ 15.125 $12.125
December 31, 1993*.....    6,130       .22       10,691          .40        16,821      .62   $ 15.125 $14.000
                         -------     -----     --------       ------      --------   ------
                         $31,168     $1.13     $(73,379)      $(2.66)     $(42,211)  $(1.53)
                         =======     =====     ========       ======      ========   ======

*  From October 22, 1993 (commencement of operations).

Financial Highlights                        ACM Managed Dollar Income Fund, Inc.
================================================================================

Selected Data For A Share Of Common Stock Outstanding Throughout Each Period

                                                                                         October 22, 1993*
                                                                         Year Ended             to
                                                                     September 30, 1995  September 30, 1994
                                                                     ------------------  ------------------
Net asset value, beginning of period.................................      $11.29              $14.04(a)
                                                                           ------              ------
Income From Investment Operations
---------------------------------
Net investment income................................................        1.32                1.13
Net realized and unrealized loss on investment and option
 transactions........................................................        (.85)              (2.66)
                                                                           ------              ------
Net increase (decrease) in net asset value from operations...........         .47               (1.53)
                                                                           ------              ------
Less: Distributions
-------------------
Dividends from net investment income.................................       (1.32)              (1.13)
Distributions in excess of net investment income.....................         -0-                (.02)
Tax return of capital distribution...................................        (.02)               (.07)
                                                                           ------              ------
Total distributions..................................................       (1.34)              (1.22)
                                                                           ------              ------
Net asset value, end of period.......................................      $10.42              $11.29
                                                                           ======              ======
Market value, end of period..........................................      $9.875              $11.25
                                                                           ======              ======
Total Return (b)
----------------
Total investment return based on:
 Market value........................................................        0.92%             (11.94)%
 Net asset value.....................................................        6.11%             (11.62)%

Ratios/Supplemental Data
------------------------
Net assets, end of period (000's omitted)............................    $295,013            $313,819
Ratio of expenses to average net assets..............................        2.83%               1.78%(c)
Ratio of expenses to average net assets excluding interest expense...        1.17%               1.07%(c)
Ratio of net investment income to average net assets.................       10.56%               8.54%(c)
Portfolio turnover rate..............................................         344%                225%
-----------------------------------------------------------------------------------------------------------

*   Commencement of operations.
(a) Net of offering costs of $.06.
(b) Total investment return is calculated assuming a purchase of common stock on the opening of the first day and a sale on the closing of the last day of the period reported. Dividends and distributions, if any, are assumed for purposes of this calculation, to be reinvested at prices obtained under the Fund's dividend reinvestment plan. Generally, total investment return based on net asset value will be higher than total investment return based on market value in periods where there is an increase in the discount or a decrease in the premium of the market value to the net asset value from the beginning to the end of such periods. Conversely, total investment return based on net asset value will be lower than total investment return based on market value in periods where there is a decrease in the discount or an increase in the premium of the market value to the net asset value from the beginning to the end of such periods. Total investment return calculated for a period of less than one year is not annualized.
(c) Annualized.

Report Of Ernst & Young LLP
Independent Auditors                        ACM Managed Dollar Income Fund, Inc.
================================================================================

To the Shareholders and Board of Directors
ACM Managed Dollar Income Fund, Inc.

We have audited the accompanying statement of assets and liabilities of ACM Managed Dollar Income Fund, Inc., including the portfolio of investments, as of September 30, 1995, and the related statement of operations and cash flows for the year then ended and the statement of changes in net assets and financial highlights for the year ended September 30, 1995 and for the period from October 22, 1993 (commencement of operations) to September 30, 1994. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 1995, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of ACM Managed Dollar Income Fund, Inc. at September 30, 1995, the results of its operations and its cash flows for the year then ended, and the changes in its net assets and the financial highlights for the year ended September 30, 1995, and for the period from October 22, 1993 to September 30, 1994, in conformity with generally accepted accounting principles.

                                           /s/ Ernst & Young LLP

New York, New York
November 3, 1995

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Information" and to the use of our reports dated November 8, 1996 and November 3, 1995 included in this Issuer Tender Offer Statement (Schedule 13E-4) of ACM Managed Dollar Income Fund, Inc.

                                                          /s/ Ernst & Young LLP
                                                          ---------------------
                                                          ERNST & YOUNG LLP

New York, New York
May 5, 1997